Exhibit 10.1

______________________________________________________________________________

Execution Copy

STOCK PURCHASE AGREEMENT

BETWEEN

FIRST GRAHAM DELAWARE CORPORATION

AND

SURETY CAPITAL CORPORATION

AND JOINED IN BY

SURETY BANK

DATED AS OF FEBRUARY 8, 2008

_____________________________________________________________________________

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(continued)

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(continued)

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(continued)

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(continued)

Page

Section 14.12. Specific Performance	59
Section 14.13. Attorneys' Fees and Costs	59
Section 14.14. Rules of Construction	59
Section 14.15. Binding Effect; Assignment	60
Section 14.16. Public Disclosure	60
Section 14.17. Extension; Waiver	60
Section 14.18. Amendments	60
Section 14.19. Resolution of Disputes	61

EXHIBITS

Exhibit A – Bank Release
Exhibit B – Seller Release

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SCHEDULES

Seller Disclosure Schedules
3.05 Consents and Approvals
3.06 Compliance with Applicable Laws, Permits and Instruments
3.07 Regulatory Compliance
3.08 Litigation
3.09 Transactions with Certain Persons and Entities
3.11 Deposits
3.12 Brokerage Fees and Commissions
9.04 Releases
Bank Disclosure Schedules
4.05 Consents and Approvals
4.06 Compliance with Applicable Laws, Permits and Instruments
4.08 Undisclosed Liabilities
4.09 Tax Matters
4.10 Regulatory Compliance
4.11 Litigation
4.12 Absence of Certain Changes or Events
4.13 Leases, Contracts and Agreements
4.15 Employee Benefit Plans
4.17 No Claims
4.18 Transactions with Certain Persons and Entities
4.19 Title to Assets and Properties
4.21 Environmental Compliance
4.22 Insurance
4.23 Evidences of Indebtedness
4.26 Patents, Trademarks and Copyrights
4.29 Books and Records
4.31 Brokerage Fees and Commissions

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INDEX OF DEFINED TERMS

Page

AAA 61
Acquired Employees 39
Acquisition 1
Affiliate 56
Agreement 1
Bank 1
Bank Constituent Documents 11
Bank Disclosure Schedules 9
Bank Financial Statements 12
Bank Indemnified Persons 40
Bank Regulators 8
Bank Release 42
Bankruptcy Court 1
Bankruptcy Exception 56
BHC Act 3
Bidding Procedures 29
Break-Up Fee 30
Business Day 57
Buyer 1
Buyer Indemnified Persons 52
Buyer Representatives 31
Call Reports 12
Chapter 11 Case 1
Claim 52
Closing 3
Closing Date 3
COBRA 19
Code 1
Common Stock 1
Competing Transaction 30
Contracts 17
Customer Information 23
Determination Letter 14
Disclosing Party 47
Dispute 61
Effective Time 57
Employee Benefit Plans 18
Environmental Laws 57
ERISA 18
FDIA 4
FDIC 4
Federal Reserve 3
Final Order 57

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GAAP 2
Governmental Authority 57
Hazardous Material 57
Hearing 29
HIPAA 19
Indemnified Persons 52
Indemnifying Party 52
Independent Accountants 57
Interim Order 29
IRS 7
Lawsuit 52
Losses 52
Material Adverse Change 57
Mineral Rights 58
Motion 29
New Plans 39
Notice of Claim 52
OCC 8
Old Plans 39
OREO 58
PBGC 18
Person 58
Post-Closing Period 51
Privacy Agreement 23
Privacy Policy 23
Properties 58
Property 58
Proprietary Rights 24
Purchase Price 2
RAP 12
Recipient 47
Representative 47
Rules 44
Sale Order 43
Section 338(h)(10) Election 50
Securities Laws 11
Seller 1
Seller Constituent Documents 6
Seller Disclosure Schedules 5
Seller Group 58
Seller Indemnified Persons 52
Seller Release 42
Shareholder's Equity 2
Shares 1
Straddle Period 49
Subject Information 47

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Subsidiary 58
Tail Policy 40
Tax Proceeding 51
Tax Return 58
Taxes 58
Taxing Authority 59
TDB 3
Treasury Regulations 59
Written Agreement 8

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 8th day of February, 2008, by and between First Graham Delaware Corporation, a Delaware corporation and registered bank holding company (the "Buyer"), and Surety Capital Corporation, a Delaware corporation and registered bank holding company (the "Seller"), and joined in by Surety Bank, a Texas state banking association (the "Bank").

WITNESSETH:

WHEREAS, on December 21, 2007, the Seller filed in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"), a petition seeking voluntary relief pursuant to Chapter 11 of the United States Bankruptcy Code, which case is currently pending under case no. 07-45637-11, and is styled In re: Surety Capital Corporation (the "Chapter 11 Case");

WHEREAS, the Seller owns all of the 3,708,195 issued and outstanding shares (the "Shares") of the common stock, $0.91 par value per share, of the Bank (the "Common Stock");

WHEREAS, the Buyer desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Buyer, on the terms and conditions set forth below (the "Acquisition"), with the result that, following the Acquisition, the Bank will become a wholly-owned subsidiary of the Buyer;

WHEREAS, the Buyer desires to acquire the Shares and the Seller desires to sell the shares in a transaction that is treated for federal income tax purposes as a deemed asset sale under section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, the Bank desires to make certain representations, warranties, and covenants for the purpose of advancing the Acquisition and as an inducement to the execution and delivery of this Agreement;

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the Buyer and the Seller and, as appropriate the Bank, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I.
PURCHASE AND SALE OF THE SHARES

Section 1.01.

Acquisition and Sale of the Shares.  On the terms and subject to the conditions contained in this Agreement, the Buyer hereby agrees to purchase the Shares from the Seller, and the Seller hereby agrees to sell, convey, transfer and assign the Shares to the Buyer, free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever, for the Purchase Price (as hereinafter defined).

Section 1.02.

Purchase Price.

(a)

The purchase price for the Shares (the "Purchase Price") shall be an amount equal to the sum of (i) the Bank's "Shareholder's Equity" (as defined below), plus (ii) Three Million Dollars ($3,000,000.00).

(b)

For purposes of this Agreement, "Shareholder's Equity" shall mean the amount of tangible equity capital of the Bank, calculated by the accounting firm of Lam Vinson & Company, determined on a basis consistent with generally accepted accounting principles ("GAAP").  Shareholder's Equity shall be determined as of the close of the last Business Day (as defined in Section 14.11) of the month immediately preceding the Closing Date (as defined herein) and after normal adjusting entries to close-out the month-end and to accrue for any legal or other professional fees.  The Bank shall have, prior to the close of business on the last Business Day immediately preceding the Closing Date, accrued or paid all expenses and costs required to be reflected under GAAP, including, but not limited to, any payments due to officers or directors of the Bank pursuant to stay-put, severance, deferred compensation or change in control agreements, provided that the effect of the following amounts shall be excluded to the extent paid or accrued for between the date hereof and the Closing Date: (i) any expenses or costs of the Bank associated with obtaining the Tail Policy (as defined herein) and (ii) any increase in the Bank's Texas franchise Taxes (as defined in Section 14.11), ad valorem and property Taxes incurred as a result of the Acquisition.

Section 1.03.

Tax Treatment of Acquisition.  The Acquisition is to be accounted for under Section 338(h)(10) of the Code and in accordance with Section 13.02 of this Agreement.  The parties to this Agreement agree to take such actions and execute such documents as may be reasonably necessary to effect an election under Section 338(h)(10) of the Code with respect to the Acquisition.

Section 1.04.

Alternative Structure.  Notwithstanding anything to the contrary contained in this Agreement, subject to consultation with the Seller, before the Closing, the Buyer may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated by this Agreement, and the parties will enter into such alternative transactions as the Buyer may determine to effect the purposes of this Agreement, including entering into a merger transaction to effect the acquisition by the Buyer of the Shares, provided that any such change in structure does not (a) reduce the amount or alter or change the kind of consideration to be received by the Seller, (b) create adverse income tax consequences for or to the Seller, or (c) impede, delay or jeopardize receipt of any approval necessary to effect consummation of the transactions contemplated by this Agreement.

ARTICLE II.
CLOSING; CLOSING DATE

Section 2.01.

Closing and Closing Date.  Subject to the terms and conditions of this Agreement, the sale of the Shares to the Buyer shall be consummated at a closing to be held at 5:00 p.m. Fort Worth, Texas time on a date and at a place mutually agreed to in writing by the Buyer, the Seller, and the Bank, which date shall be not later than twenty-one (21) calendar days after the later of:  (i) the date upon which the Buyer receives the last of all necessary regulatory and corporate approvals for the consummation of the transactions described in this Agreement and the expiration of any mandatory waiting periods or (ii) the date after which the Sale Order (as defined herein) becomes a Final Order (as defined in Section 14.11).  The date and event of the sale and purchase of the Shares are hereinafter referred to as the "Closing Date" and the "Closing", respectively.

Section 2.02.

Actions to be Taken at the Closing.  Subject to the terms and conditions of this Agreement, on or before the Closing Date, the following actions will be taken by the parties:

(a)

Deliveries by the Seller.  The Seller shall deliver or cause to be delivered:

(1)

Certificates evidencing and representing the Shares, duly endorsed in blank or accompanied by stock powers executed in blank.

(2)

A letter as of a recent date from the Federal Reserve System (the "Federal Reserve") indicating that the Seller is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

(3)

A certificate, dated as of the Closing Date, executed by the Secretary or an executive officer of the Seller, pursuant to which such officer shall certify (a) the due adoption by the Board of Directors of the Seller of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of the Seller duly authorized to act on its behalf in connection with the Acquisition and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Seller, and (c) that the copy of the Bylaws of the Seller attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

(4)

A certificate, dated as of the Closing Date, executed by an appropriate executive officer of the Seller, pursuant to which the executive officer shall certify to the best of his or her knowledge that the Seller has satisfied the conditions set forth in Section 10.01(a) and (b) applicable to the Seller.

(5)

All other documents reasonably required to be delivered to the Buyer from the Seller under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Buyer or its counsel.

(b)

Deliveries by the Bank.  The Bank shall deliver or cause to be delivered:

(1)

True, correct and complete copies of the Bank's Articles of Association and all amendments thereto, duly certified as of a recent date by the Texas Department of Banking (the "TDB").

(2)

Good standing and existence certificates for the Bank, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Bank in the State of Texas.

(3)

A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA").

(4)

A certificate, dated as of the Closing Date, executed by the Secretary or Cashier of the Bank, pursuant to which such officer shall certify (a) the due adoption by the Board of Directors of the Bank of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of the Bank duly authorized to act on its behalf in connection with the Acquisition and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Bank, and (c) that the copy of the Bylaws of the Bank attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

(5)

A certificate, dated as of the Closing Date, executed by an appropriate executive officer of the Bank, pursuant to which the executive officer shall certify to the best of his or her knowledge that the Bank has satisfied the conditions set forth in Section 10.01(a) and (b) applicable to the Bank.

(6)

All other documents reasonably required to be delivered to the Buyer from the Bank under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Buyer or its counsel.

(c)

Deliveries by the Buyer.  The Buyer shall deliver to the Seller:

(1)

The Purchase Price paid by delivery by the Buyer to the Seller of immediately available funds at the Closing in accordance with wire transfer instructions provided by the Seller to the Buyer.

(2)

True, correct and complete copies of the Buyer's Certificate of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Delaware.

(3)

Good standing and existence certificates for the Buyer, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Buyer in the State of Delaware.

(4)

A letter as of a recent date from the Federal Reserve indicating that the Buyer is a registered bank holding company under the BHC Act.

(5)

A certificate, dated as of the Closing Date, executed by the Secretary or other appropriate executive officer of the Buyer pursuant to which such officer shall certify (a) the due adoption by the Board of Directors of the Buyer of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of the Buyer duly authorized to act on its behalf in connection with the Acquisition and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Buyer, and (c) that the copy of the Bylaws of the Buyer attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

(6)

A certificate, dated as of the Closing Date, executed by a duly authorized executive officer of the Buyer, pursuant to which the executive officer shall certify to the best of his or her knowledge that the Buyer has satisfied the conditions set forth in Section 9.01(a) and (b).

(7)

All other documents reasonably required to be delivered to the Seller or the Bank by the Buyer under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Seller, the Bank or its counsel.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties with respect to the Seller.  Furthermore, on or prior to the date hereof, the Seller has delivered to the Buyer disclosure schedules (the "Seller Disclosure Schedules") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or to one or more of its covenants contained in Article VI; provided that the mere inclusion of an item in the Seller Disclosure Schedules as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item has had or is reasonably likely to result in a Material Adverse Change (as defined in Section 14.11) with respect to the disclosing party; provided, further, that a disclosure in any section of the Seller Disclosure Schedules shall be deemed to be a disclosure for all other sections of the Seller Disclosure Schedules in respect of which it is evident that such disclosure is applicable.  The Seller agrees to provide the Buyer at the Closing revised supplemental Seller Disclosure Schedules reflecting any material changes to the Seller Disclosure Schedules delivered on or prior to the date hereof.  The Seller Disclosure Schedules are "Subject Information" as provided for and subject to the provisions of Article XII  of this Agreement.

Section 3.01.

Organization, Qualification and Authority.

(a)

The Seller is a Delaware corporation and a registered bank holding company under the BHC Act, is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is subject to all laws, rules, and regulations applicable to bank holding companies.

(b)

The Seller, as a debtor in possession under Chapter 11 of the Bankruptcy Code, has the requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement (except where the failure to be so licensed, franchised, permitted or authorized would not be reasonably likely to affect the Seller's ability to enter into this Agreement or consummate the Acquisition).  The nature of the business of the Seller and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Delaware or the State of Texas, as applicable (except where the failure to be so qualified would not be reasonably likely to affect the Seller's ability to enter into this Agreement or consummate the Acquisition).

(c)

The Seller has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

(d)

The Seller does not own or control any Affiliate (as defined in Section 14.11) or Subsidiary (as defined in Section 14.11), other than the Bank.

(e)

True and correct copies of the Certificate of Incorporation and Bylaws of the Seller (the "Seller Constituent Documents"), with all amendments thereto through the date of this Agreement, have been delivered to the Buyer.

Section 3.02.

Ownership of the Shares.  The Seller is the sole record and beneficial owner of the Shares and it has good and marketable title to such Shares.  On the Closing Date, the Seller shall have the absolute right to sell, assign and transfer the Shares.  At Closing, the Seller will transfer good and marketable title to the Shares to the Buyer free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands, preemptive rights or restrictions of any kind, character and description whatsoever.

Section 3.03.

Execution and Delivery.

(a)

The Seller has taken all corporate action necessary to authorize the execution, delivery and (provided that the required regulatory and Bankruptcy Court approvals are obtained, including entry of the Final Order) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party.

(b)

This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by the Seller and, assuming the due execution and delivery of this Agreement and the other agreements and documents contemplated hereby by the Bank, the Buyer and the other parties thereto, each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception (as defined in Section 14.11).

Section 3.04.

No Conflict with Other Instruments.  Provided that the required Bankruptcy Court approvals are obtained, including entry of the Final Order, the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or violate any provision of the Seller Constituent Documents or (ii) assuming all regulatory approvals and consents and the consents of the third parties set forth in Seller Disclosure Schedule 3.05 are duly obtained will not result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Seller is a party or by which any of the Properties of the Seller may be affected, excluding from the foregoing clause (ii) such violations, conflicts, breaches or defaults that would not be reasonably likely to affect the Seller's ability to enter into this Agreement or consummate the Acquisition.

Section 3.05.

Consents and Approvals.

(a)

Subject to receipt of the required Bankruptcy Court approvals, including entry of the Final Order, and except as disclosed on Seller Disclosure Schedule 3.05(a), to the knowledge of the Seller, no consent, approval or order of any governmental or administrative board or body or any other third party is required to be obtained or made by the Seller for the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby.

(b)

As of the date of this Agreement, the Seller knows of no reason why all regulatory approvals from any regulatory agency required for consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

Section 3.06.

Compliance with Applicable Laws, Permits and Instruments.  Except as otherwise provided in this Agreement or as set forth on Seller Disclosure Schedule 3.06 and provided that the required Bankruptcy Court approvals are obtained, including entry of the Final Order, the Seller is not in violation of the Seller Constituent Documents, and to the Seller's knowledge, the Seller is not (i) in violation of any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business and maintenance and operation of its Properties, (ii) in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or (iii) in default under any indenture, mortgage, lease, agreement or other instrument under which the Seller is obligated, excluding from the foregoing clauses (i), (ii) and (iii) such violations or matters that would not be reasonably likely to affect the Seller's ability to enter into this Agreement or consummate the Acquisition.

Section 3.07.

Regulatory Compliance.

(a)

Except as disclosed on Seller Disclosure Schedule 3.07(a), all material reports, records, registrations, statements, notices and other documents or information required to be filed by the Seller with or pursuant to the laws and regulations of any federal or state regulatory authority including, without limitation, the Securities and Exchange Commission, Federal Reserve, the FDIC, the TDB and the Internal Revenue Service (the "IRS"), or with any stock exchange or have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects, to the extent such matters would be reasonably likely affect the Seller's ability to enter into this Agreement and consummate the Acquisition.

(b)

Except for that certain Written Agreement with the Federal Reserve Bank of Dallas, dated October 11, 2005 (the "Written Agreement"), and except as disclosed on Seller Disclosure Schedule 3.07(b), the Seller is not now nor has been within the last five (5) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with the Federal Reserve, FDIC, TDB, the Office of the Comptroller of the Currency ("OCC") or any other similar bank regulatory body (collectively the "Bank Regulators").  Except as provided on Seller Disclosure Schedule 3.07(b), the Seller is in substantial compliance with the requirements of the Written Agreement.

(c)

Except as set forth on Seller Disclosure Schedule 3.07(c), there are no actions or proceedings pending or, to the knowledge of Seller, threatened in writing against the Seller by or before any Bank Regulators or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government to the extent such matters would be reasonably likely affect the Seller's ability to enter into this Agreement and consummate the Acquisition.

Section 3.08.

Litigation.

(a)

Seller Disclosure Schedule 3.08(a) contains a list, which is true and complete as of the date of this Agreement, of all actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of the Seller, threatened against or affecting the Seller, at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves the Seller or its Properties that might reasonably be anticipated to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement.

(b)

Except as set forth on Seller Disclosure Schedule 3.08(b), no legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of the Seller, threatened against the Seller that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Seller pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 3.09.

Transactions with Certain Persons and Entities.

(a)

Except as set forth Seller Disclosure Schedule 3.9(a), to the knowledge of the Seller, the Bank does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation with, from, or to any of the present or former directors or officers of the Seller, and none of such persons owes any amount to the Bank.

(b)

Except as set forth on Seller Disclosure Schedule 3.9(b), to the knowledge of the Seller, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind (i) between the Seller and the Bank or (ii) among the Seller, the Bank, and/or any present or former officers or directors of the Seller, which would obligate the Bank in any manner.

Section 3.10.

Absence of Certain Business Practices.  To the knowledge of the Seller, none of the Seller or any officer, employee or agent of the Seller, or any other person acting on their behalf, has, directly or indirectly, within the past three (3) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Bank (or assist the Bank in connection with any actual or proposed transaction) that (i) might subject the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change, or (iii) if not continued in the future might result in a Material Adverse Change or might subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

Section 3.11.

Deposits.  Except as set forth on Seller Disclosure Schedule 3.11, neither the Seller nor any of its officers and directors, has knowledge of any reason, be it personal, financial or otherwise, why any deposits maintained at the Bank as of the Closing Date, would be withdrawn from the Bank during the period beginning on the Closing Date and ending on the date that is one (1) year after the Closing Date, other than in the normal course of business.

Section 3.12.

Brokerage Fees and Commissions.  Neither the Seller nor any of its officers, directors or employees have employed any broker, finder, financial advisor or investment banker or incurred any liability for any brokerage, financial advisory, investment banking or other fees or commissions in connection with this Agreement and the transactions contemplated hereby other than as set forth on Seller Disclosure Schedule 3.12 and pursuant to letter agreements, true, complete and correct copies of which have been previously delivered to the Buyer.

Section 3.13.

Representations Not Misleading.  No representation or warranty by the Seller contained in this Agreement, nor any statement, exhibit or schedule furnished to the Buyer and the Bank by the Seller under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over the Seller of the facts and circumstances upon which they were based.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE BANK

The Bank hereby makes the following representations and warranties with respect to the Bank.  Furthermore, on or prior to the date hereof, the Bank has delivered to the Buyer disclosure schedules (the "Bank Disclosure Schedules") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article IV or to one or more of its covenants contained in Article VII; provided that the mere inclusion of an item in the Bank Disclosure Schedules as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item has had or is reasonably likely to result in a Material Adverse Change with respect to the disclosing party; provided, further, that a disclosure in any section of the Bank Disclosure Schedules shall be deemed to be a disclosure for all other sections of the Bank Disclosure Schedules in respect of which it is evident that such disclosure is applicable.  The Bank agrees to provide the Buyer at the Closing revised supplemental Bank Disclosure Schedules reflecting any material changes to the Bank Disclosure Schedules delivered on or prior to the date hereof.  The Bank Disclosure Schedules are "Subject Information" as provided for and subject to the provisions of Article XII  of this Agreement.

Section 4.01.

Organization, Qualification and Authority.

(a)

The Bank is a Texas state banking association, duly organized, validly existing and in good standing under the laws of the State of Texas.

(b)

The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement (except where the failure to be so licensed, franchised, permitted or authorized would not have a material adverse affect on the Bank).  The nature of the business of the Bank and its respective activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas (except where the failure to be so qualified would not have a material adverse affect on the Bank).

(c)

The Bank has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

(d)

The Bank is an insured bank as defined in the FDIA and the Bank is not a member of the Federal Reserve.

(e)

True and correct copies of the Articles of Association and Bylaws of the Bank, with all amendments thereto through the date of this Agreement, have been delivered to the Buyer.

(f)

The Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and since December 31, 2004 the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

Section 4.02.

Bank Capitalization.

(a)

The entire authorized capital stock of the Bank consists solely of 6,000,000 shares of Common Stock of which 3,708,195 are issued and outstanding, all of which are held of record by the Seller.

(b)

There are no: (i) other outstanding equity securities of any kind or character issued or granted by, or binding upon, the Bank, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to: (A) purchase or otherwise acquire any security of or equity interest in the Bank, or (B) issue any shares of, restricting the transfer of or otherwise relating to shares of the Bank's capital stock.

(c)

All of the issued and outstanding shares of the Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the securities laws of the United States or any other applicable jurisdiction ("Securities Laws") or in violation of the preemptive rights of any Person.

Section 4.03.

Execution and Delivery.

(a)

The Bank has taken all corporate action necessary to authorize the execution, delivery and (provided that the required regulatory and Bankruptcy Court approvals are obtained, including entry of the Final Order) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party.

(b)

This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by the Bank and, assuming the due execution and delivery of this Agreement and the other agreements and documents contemplated hereby by the Seller, the Buyer and the other parties thereto, each constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

Section 4.04.

No Conflict with Other Instruments.  The execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or violate any provision of the Bank's Articles of Association or Bylaws (the "Bank Constituent Documents") or (ii) assuming all regulatory approvals and consents and the consents of the third parties set forth in Bank Disclosure Schedule 4.05 are duly obtained and subject to entry of the Final Order, will not result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Bank is a party or by which any of the Properties of the Bank may be affected, excluding from the foregoing clause (ii) such violations, conflicts, breaches or defaults that  either individually or in the aggregate would not have constituted a Material Adverse Change with respect to the Bank.

Section 4.05.

Consents and Approvals.

(a)

Except for bank regulatory approvals, Bankruptcy Court approval and as disclosed on Bank Disclosure Schedule 4.05, to the knowledge of the Bank, no consent, approval or order of any governmental or administrative board or body or any other third party is required to be obtained or made by the Bank for the execution, delivery and performance by the Bank of this Agreement and the transactions contemplated hereby.

(b)

The Bank knows of no reason why all regulatory approvals from any regulatory agency required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

Section 4.06.

Compliance with Applicable Laws, Permits and Instruments.  Except as otherwise provided in this Agreement or as set forth on Bank Disclosure Schedule 4.06, the Bank is not in violation of the Bank Constituent Documents, and to the Bank's knowledge, the Bank is not (i) in violation of any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business and maintenance and operation of its Properties, (ii) in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or (iii) in material default under any indenture, mortgage, lease, agreement or other instrument under which the Bank is obligated, excluding from the foregoing clauses (i), (ii) and (iii) such violations which either individually or in the aggregate would not have constituted a Material Adverse Change with respect to the Bank.

Section 4.07.

Bank Financial Statements and Call Reports.

(a)

The Bank has provided or will provide the Buyer with true and complete copies of the unaudited balance sheet of the Bank as of December 31, 2007 and the related statements of income for the year ended December 31, 2007; the audited balance sheet of the Bank as of December 31, 2006 and the related statements of income for the year ended December 31, 2006; and (ii) the Reports of Condition and Income of the Bank as of and for the three months ended March 31, 2007, the six months ended June 30, 2007, and the nine months ended September 30, 2007 (the "Call Reports").  The audited and unaudited financial information and the Call Reports referred to in this Section 4.07(a) are collectively referred to in this Agreement as the "Bank Financial Statements".

(b)

Except as described in the notes to the Bank Financial Statements and the Call Reports, the Bank Financial Statements and Call Reports fairly present, in all material respects, the financial position of the Bank as of the respective dates thereof and the results of operations and changes in financial position of the Bank for the periods then ended, in conformity with GAAP or regulatory accounting principals ("RAP"), as applicable, applied on a basis consistent with prior periods, except as otherwise noted therein, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments (which, in the aggregate are not material) and the fact that they do not contain all of the footnote disclosures required by GAAP.

(c)

The Bank has calculated its allowance for loan losses in accordance with the Interagency Policy Statement on the Allowance for Loan and Lease Losses and with RAP as applied to banking institutions and in accordance with all applicable state or federal banking rules and regulations.  To the knowledge of the Bank, the allowance for loan losses account for the Bank reflected in the Bank's Call Report as of September 30, 2007 or Call Reports of the Bank as of any date subsequent to the execution of this Agreement, will be, as of such dates, adequate to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank; provided, however, that no representation or warranty is made as to the sufficiency of collateral securing or the collectability of such loans.

Section 4.08.

Undisclosed Liabilities.  Except as set forth on Bank Disclosure Schedule 4.08 or as otherwise disclosed in this Agreement, as of the dates of the Bank Financial Statements the Bank does not have any material debts, liabilities or obligations of any nature except for liabilities that are not reflected in or disclosed in Bank Financial Statements, except those liabilities, expenses and obligations incurred in the ordinary course of business since the dates of the applicable Bank Financial Statement.

Section 4.09.

Tax Matters.  Except as disclosed on Bank Disclosure Schedule 4.09:

(a)

The Bank has filed, or to the knowledge of the Bank has had filed on its behalf, in a timely manner (within any applicable extension periods) with the appropriate Taxing Authority all income, franchise or other material Tax Returns (as defined in Section 14.11) required to be filed with respect to Taxes of the Bank and all such Tax Returns are correct and complete in all material respects.  No claim has been made by a Taxing Authority (as defined in Section 14.11) in writing in a jurisdiction in which the Bank does not currently file a Tax Return that the Bank is or may be subject to taxation by that jurisdiction.

(b)

All Taxes due and payable by or with respect to the Bank have been paid in full.  All amounts of Taxes required to be withheld by the Bank have been withheld and have been duly and timely paid to the proper Taxing Authority.

(c)

There are no outstanding (i) agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income, franchise or other material Tax Returns required to be filed, (ii) extensions for the assessment or collection of Taxes, which Taxes have not since been paid, or (iii) powers of attorney that are currently in force with respect to any Tax matter, in each case by or with respect to the Bank.

(d)

None of the Tax Returns of or with respect to the Bank is currently being audited or examined by any Taxing Authority and the Bank has no knowledge, nor has the Bank received any written notice, that any Taxing Authority intends to conduct an audit or investigation relating to the Tax Returns of the Bank.

(e)

No material deficiency for any Taxes has been assessed with respect to Tax Returns filed by or that include the Bank that has not been abated or paid in full or adequately provided for on the Bank Financial Statements.  There are no liens other than liens as a result of any unpaid Taxes upon any of the assets of the Bank.

(f)

The unpaid Taxes of the Bank (i) did not exceed the provisions for current or deferred Taxes on the Bank Financial Statements (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) will not exceed the provisions for current or deferred Taxes on the Bank Financial Statements as of the Closing Date (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income).

(g)

The Bank (i) is not nor has ever been a member of any affiliated group that filed or was required to file an affiliated, consolidated, combined or unitary Tax Return (other than a group which Seller is common parent), (ii) has no liability for the Taxes of another Person as transferee, successor or by contract or otherwise or under Treasury Regulation section 1.1502-6 (or any comparable provision of state, local or foreign law) or (iii) is not a party to any Tax allocation, sharing, indemnity or similar arrangement or agreement (whether or not written) that will survive Closing.

(h)

The Bank has not executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with any Taxing Authority, relating to material Taxes, including any IRS private letter rulings or comparable rulings of any Taxing Authority and closing agreements pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of any Law.

(i)

The Bank has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(j)

The Bank has not engaged in any reportable transaction as defined in Treasury Regulation section 1.6011-4(b).

(k)

The Bank has not (i) either agreed to nor is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law and, to the knowledge of Seller, no Taxing Authority has proposed any such adjustment, and (ii) any application pending with any Taxing Authority requesting permission for any changes in accounting methods.

Section 4.10.

Regulatory Compliance.

(a)

Except as set forth on Bank Disclosure Schedule 4.10(a), all material reports, records, registrations, statements, notices and other documents or information required to be filed by the Bank with any federal or state regulatory authority including, without limitation, the Federal Reserve, the FDIC, the TDB and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.

(b)

Except for (i) that certain Determination Letter issued to the Bank by the TDB dated June 1, 2005 (the "Determination Letter") or (ii) as disclosed on Bank Disclosure Schedule 4.10(b), the Bank is not now nor has been within the last five (5) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any Bank Regulator.  Except as provided on Bank Disclosure Schedule 4.10(b), the Bank is in substantial compliance with the requirements of the Determination Letter and any such formal or information administrative document.

(c)

The Bank does not have knowledge that any Bank Regulator has any present intent to place the Bank under any further administrative action.  Except as set forth on Bank Disclosure Schedule 4.10(c), there are no actions or proceedings pending or, to the knowledge of the Bank, threatened against the Bank by or before any Bank Regulators or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Section 4.11.

Litigation.

(a)

Bank Disclosure Schedule 4.11(a) contains a list, which is true and complete as of the date of this Agreement, of all actions, claims, suits, investigations, reviews or other legal, quasi judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of the Bank, threatened against or affecting the Bank, at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves the Bank or its Properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change to the Bank or materially and adversely affect the transactions contemplated by this Agreement.

(b)

Except as set forth on Bank Disclosure Schedule 4.11(b), no legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of the Bank, threatened against the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Bank pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 4.12.

Absence of Certain Changes or Events.  Except (i) as set forth on Bank Disclosure Schedule 4.12, (ii) as otherwise contemplated by this Agreement and excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby, (iii) as reflected in the minutes of the meetings of the Board of Directors of the Bank, or (iv) as permitted in writing by the Buyer, since December 31, 2007 the Bank has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with prudent practices:

(a)

Incurred any obligation or liability except deposits taken and federal funds purchased and current liabilities for trade or business obligations, which either individually or in the aggregate, has resulted in a Material Adverse Change;

(b)

Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability;

(c)

Declared or paid any dividends or other distribution to its shareholders, purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

(d)

Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(e)

Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except: (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies, or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);

(f)

Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, except (i) as noted in the Bank Financial Statements, (ii) liens for taxes not yet due and payable or being contested in good faith that have been adequately reserved against on the books of the Bank, (iii) defects in title and liens, charges and encumbrances, if any, that do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby, or otherwise materially impair the business operations of the Bank, (iv) pledges of assets in the ordinary course of business to secure public funds or deposits, and (v) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Bank Financial Statements;

(g)

Sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim, except that the Bank may sell, transfer or dispose of the Mineral Rights (as defined in Section 14.11) as contemplated by Section 7.12;

(h)

Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change;

(i)

made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or except as may be required by applicable law, adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

(j)

Except for improvements or betterments relating to the Bank's Properties, made any capital expenditures or capital additions or betterments in excess of an aggregate of $15,000;

(k)

Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed;

(l)

Suffered any change, event or condition that, in any case or in the aggregate, has caused or would reasonably be expected to result in a Material Adverse Change;

(m)

Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

(n)

Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any Person;

(o)

Sold, or knowingly disposed of, or otherwise knowingly divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(p)

Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

(q)

Sold or purchased any investment securities in an aggregate amount of $150,000;

(r)

Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $50,000; or

(s)

Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections (a) through (r) above.

Section 4.13.

Leases, Contracts and Agreements.

(a)

Bank Disclosure Schedule 4.13(a) sets forth an accurate and complete description as of the date hereof, of all leases, subleases, licenses, contracts and agreements to which the Bank is a party which obligate, or may obligate the Bank in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Bank for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts").  Upon the request of the Buyer, the Bank has delivered or will deliver to the Buyer true and correct copies of all the Contracts.  For the purposes of this Agreement, the term "Contracts" shall be deemed not to include (i) loans made by, (ii) repurchase agreements made by, (iii) spot foreign exchange transactions of, (iv) bankers acceptances of, (v) deposits by the Bank, or (vi) unfunded loan commitments and letters of credit issued by the Bank where the borrowers' total direct and indirect indebtedness to the Bank is less than $25,000.

(b)

Except as set forth in Bank Disclosure Schedule 4.13(b), no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Bank.

(c)

All of the Contracts are legal, valid and binding obligations of the parties to the Contracts, enforceable in accordance with their terms, subject to the Bankruptcy Exception.

(d)

Except as described in Bank Disclosure Schedule 4.13(d), all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default.

(e)

The Bank has a good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

Section 4.14.

No Guaranties.  Except for items in process of collections in the ordinary course of business of the Bank, none of the obligations or liabilities of the Bank are guaranteed by any other Person, nor, except in the ordinary course of business, has the Bank guaranteed the obligations or liabilities of any other Person.

Section 4.15.

Employee Benefit Plans.

(a)

Bank Disclosure Schedule 4.15(a) contains a true and complete list of each pension, retirement, savings and profit-sharing, bonus, incentive, deferred compensation, severance pay or any other employee benefit plan, fund or program, as those terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any stock purchase agreement or arrangement, supplemental savings and profit sharing plan, bonus retention plan, non-qualified deferred compensation plan, change in control agreement, and all other plans contributed to, maintained or sponsored by, or on behalf of, the Bank, whether written or unwritten, whether or not subject to ERISA (each, "Employee Benefit Plans") covering present and former employees of the Bank.  The Bank has, with respect to each Employee Benefit Plan, delivered or made available to the Buyer true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all current summary plan descriptions and material employee communications, (iii) the Form 5500 filed in each of the most recent three plan years (or such shorter period as the respective plan has been in existence, and including all schedules thereto and the opinions of independent accountants), if applicable; (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the IRS; and (vii) all material communication with any governmental entity or agency (including, without limitation, the Department of Labor, IRS and the Pension Benefit Guaranty Corporation ("PBGC")).

(b)

No Employee Benefit Plan is subject to Title IV of ERISA, and the Bank has not maintained, contributed to or incurred any material liability under a plan subject to Title IV of ERISA.

(c)

As of and through the date hereof, all required contributions to each Employee Benefit Plan have been made or accrued in the Bank Financial Statements or Call Reports of the Bank.

(d)

Each Employee Benefit Plan has been administered in compliance in all material respects with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law, to such Employee Benefit Plans and the terms of such plans, except as would not reasonably be expected to result in a Material Adverse Change with respect to the Bank.  All amendments and actions required to bring the Employee Benefit Plans into conformity with all of the applicable provisions of the Code, ERISA and other applicable law have been made or taken, except to the extent that such amendments or actions are not required by law to be made as of the Closing Date.  For purposes of this Agreement, "COBRA" means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

(e)

No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA on the Bank, and to the knowledge of the Bank, no actions have occurred which could result in the imposition of a material penalty on the Bank under any section or provision of ERISA.

(f)

Except as provided in Bank Disclosure Schedule 4.15(f) or as required by law or this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of the Bank under any Employee Benefit Plan, (ii) increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

(g)

There are no pending or, to the knowledge of the Bank, threatened actions, liens, suits or claims (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan.  No assets of the Bank are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.  There are no pending or, to the knowledge of the Bank, threatened investigations or claims by the IRS, the Department of Labor, the PBGC or any other governmental agency relating to any of the Employee Benefit Plans.

(h)

Except as disclosed on Bank Disclosure Schedule 4.15(h), each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or if the plan is an adopted prototype plan, such prototype plan is currently approved by the IRS).  No event has occurred or circumstance exists that could reasonably be expected to give rise to a disqualification or loss of tax-exempt status of any such plan or its related trust.

(i)

No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA.  No Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(j)

Each Employee Benefit Plan that is an employee pension benefit plan, as defined in Section 3(2) of ERISA, that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  No assets of the Bank are allocated to or held in a "rabbi trust" or similar funding vehicle.

(k)

Except as disclosed on Bank Disclosure Schedule 4.15(k), no Employee Benefit Plan provides medical or life insurance benefits to any current or former employee of the Bank beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents).

(l)

Except as set forth on Bank Disclosure Schedule 4.15(l), each Employee Benefit Plan may be amended or terminated at any time by the Bank subject only to regulations promulgated under the Code, ERISA, and the regulations of the PBGC.

Section 4.16.

Employee Relationships.

(a)

The Bank has complied in all material respects with all applicable laws relating to its relationships with its employees, and the Bank believes that the relationships between the Bank and its employees are good.

(b)

The Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment.

(c)

There are no unfair labor practice complaints pending against the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency.

(d)

There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees.

(e)

The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.

Section 4.17.

No Claims.  Except as disclosed on Bank Disclosure Schedule 4.17, the Bank has no knowledge that its directors, officers or employees have any claims against the Bank, except, if applicable, for deposits made in the ordinary course of business and accrued director's fees and salary in amounts reflected on the Bank Financial Statements.

Section 4.18.

Transactions with Certain Persons and Entities.

(a)

Except as set forth on Bank Disclosure Schedule 4.18(a) and excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by the Bank to, and the Bank is not otherwise a creditor to any director or executive officer of the Seller or the Bank nor is the Bank a debtor to any such person other than as part of the normal and customary terms of such person's employment or service as a director with the Bank.

(b)

Except as set forth on Bank Disclosure Schedule 4.18(b), the Bank does not use any asset owned by any shareholder or any present or former director or officer of the Bank, or any Affiliate thereof, in the operations (other than personal belongings of such officers and directors located in the Bank's premises, the removal of which would not result in a Material Adverse Change), nor do any of such persons own or have the right to use real property that is adjacent to property on which the Bank's facilities are located.

(c)

Except as disclosed in Bank Disclosure Schedule 4.18(c) or Bank Disclosure Schedule 4.15, the Bank is not a party to any transaction or agreement with any director or executive officer of the Seller or the Bank.

Section 4.19.

Title to Assets and Properties.

(a)

The Bank has good and indefeasible title to all of the Properties and assets reflected as assets in the Bank Financial Statements or acquired after the date thereof free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind except (i) as disclosed in Bank Disclosure Schedule 4.19(a), (ii) as noted in the Bank Financial Statements, (iii) liens for taxes not yet due and payable or being contested in good faith that have been adequately reserved against on the books of the Bank, (iv) defects in title and liens, charges and encumbrances, if any, that do not materially detract from the value, or materially interfere with the use thereof, of the property or asset subject thereto or affected thereby for the purpose for which they are held, or otherwise materially impair the business operations of the Bank, (v) pledges of assets in the ordinary course of business to secure public funds or deposits, and (vi) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Bank Financial Statements.

(b)

True and complete copies of all existing deeds, leases and title insurance policies for all real property owned or leased by the Bank and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject have been made available to the Buyer.

Section 4.20.

Condition of Assets.  All material tangible assets used by the Bank are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws.  None of the Bank's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

Section 4.21.

Environmental Compliance.  To the knowledge of the Bank, and except as disclosed on Bank Disclosure Schedule 4.21:

(a)

The Bank, its respective operations and its respective Properties are in material compliance with all applicable Environmental Laws (as defined in Section 14.11).  The Seller is not aware of, nor has it received written notice of, any past or present conditions, events, activities, practices or incidents that may prevent the material compliance of the Bank with all applicable Environmental Laws.

(b)

The Bank has obtained all material permits, licenses and authorizations that are required for its existing operations under all applicable Environmental Laws.

(c)

No Hazardous Materials (as defined in Section 14.11) exist on, about or within any of the Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties in violation of any applicable Environmental Laws.  The use that the Bank has made and intends to make of the Properties has not and will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

(d)

There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or threatened in writing against the Bank relating in any way to any Environmental Law.  The Bank has no liability for remedial action under any applicable Environmental Law that would reasonably be expected to cause a Material Adverse Change with respect to the Bank.  The Bank has not received any written request for information from any governmental authority with respect to the condition, use or operation of any of the Properties, nor has the Bank received any written notice of any kind from any governmental authority or other person with respect to any violation by the Bank of, or claimed or potential liability of the Bank under any applicable Environmental Law.

(e)

The representations and warranties set forth in this Section 4.21(e) are the only representations and warranties the Bank makes relating to Environmental Law, with regard to environmental matters or relating in any way to Hazardous Materials.

Section 4.22.

Insurance.

(a)

Bank Disclosure Schedule 4.22(a) contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, owned or held by or on behalf of the Bank as of the date of this Agreement.  All such policies (i) are sufficient for compliance by the Bank with all requirements of law and all agreements to which the Bank is a party, (ii) are valid, outstanding and enforceable in accordance with their terms subject to the Bankruptcy Exception, and (iii) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon.

(b)

The Bank is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion.

(c)

Except as set forth on Bank Disclosure Schedule 4.22(c), the Bank has not been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which the Bank has applied for any such insurance since December 31, 2004.  Each property of Bank is insured for the benefit of the Bank in amounts deemed adequate by management of the Bank against risks customarily insured against.

(d)

Except as set forth on Bank Disclosure Schedule 4.22(d), there has been no single claim in excess of $10,000 under any fidelity bond and there have been no claims in the aggregate in excess of $50,000 under any fidelity bonds of the Bank within the last three (3) years, and the Seller and the Bank are not aware of any facts that would form the basis of a claim under such bonds.

Section 4.23.

Evidences of Indebtedness.

(a)

Except as disclosed in Bank Disclosure Schedule 4.23(a), all evidences of indebtedness and leases that are reflected as assets of the Bank in the Bank Financial Statements and all currently outstanding loans and leases are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by the Bankruptcy Exception) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against the Bank or the present holder thereof; provided, however, that the foregoing sentence shall not be deemed to be a representation or warranty of collateral securing or the collectibility of any of the assets.

(b)

The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance).

(c)

The Bank has disclosed all of the substandard, doubtful, loss, nonperforming or loans identified by the Bank as problem loans on the internal watch list of the Bank, a copy of which as of December 31, 2007, has been provided to the Buyer.

(d)

With respect to any loan or other evidence of indebtedness all or a portion of which has been sold by the Bank to or guaranteed by any governmental authority, including the Small Business Administration, each of such loans was made in compliance and conformity with all relevant laws, rules, regulations and procedures such that such governmental authority's guaranty of such loan is effective during the term of such loan in all material respects.

Section 4.24.

No Derivative Contracts.  The Bank is not a party to, nor has the Bank agreed to enter into, an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in the Bank Financial Statements which is a financial derivative contract (including various combinations thereof), including contracts relating to mortgage-servicing assets.

Section 4.25.

Privacy.  The Bank has a privacy policy ("Privacy Policy") regarding the collection and use of nonpublic personally-identifiable information ("Customer Information") and has a written agreement with any third party with which the Bank shares any Customer Information requiring that such information be kept confidential and used only as permitted by the Bank or the customer ("Privacy Agreement"), copies of which have been provided or have been made available to the Buyer.  The Bank has not collected any Customer Information in an unlawful manner or in violation of its Privacy Policy, and the Bank has not used any Customer Information in an unlawful manner or in a manner that in any way violates its Privacy Policy, a Privacy Agreement, or the privacy rights of its customers or third parties.  The Bank regularly distributes copies of its Privacy Policy to its customers.  The Bank has adequate security measures in place to protect the Customer Information it receives from illegal or unauthorized use by its personnel or third parties or use by its personnel or third parties in a manner that violates the privacy rights of its customers.  The consummation of the transactions contemplated by this Agreement and the transfer of the Customer Information pursuant thereto do not and shall not violate the Privacy Policy and information security measures of the Bank as they currently exist or as they existed at any time during which any of the Customer Information was collected or obtained nor any laws relating to privacy rights.

Section 4.26.

Patents, Trademarks and Copyrights.  Except as set forth on Bank Disclosure Schedule 4.26, the Bank does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of the Bank.  The Bank is not infringing upon or otherwise acting adversely to, and have not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other Persons.  There is no claim or action by any such Person pending or, to the knowledge of the Bank, threatened, with respect thereto.

Section 4.27.

Forms of Instruments, Etc.  The Bank has made, and will make, available to the Buyer copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the Bank in the ordinary course of its business.

Section 4.28.

Fiduciary Responsibilities.  The Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

Section 4.29.

Books and Records.  Except as set forth on Bank Disclosure Schedule 4.29, the minute books, stock certificate books and stock transfer ledgers of the Bank are complete and correct, and there have been no transactions involving the business of the Bank that were required to have been set forth therein and that have not been accurately so set forth.

Section 4.30.

Absence of Certain Business Practices.  To the knowledge of the Bank, neither the Bank nor any officer, employee or agent of the Bank, nor any other person acting on their behalf, has, directly or indirectly, within the past three (3) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Bank (or assist the Bank in connection with any actual or proposed transaction) that (i) might subject the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change to the Bank or (iii) if not continued in the future might result in a Material Adverse Change to the Bank or might subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

Section 4.31.

Brokerage Fees and Commissions.  Neither the Bank nor any of its officers, directors or employees have employed any broker, finder, financial advisor or investment banker or incurred any liability for any brokerage, financial advisory, investment banking or other fees or commissions in connection with this Agreement and the transactions contemplated hereby other than as set forth on Bank Disclosure Schedule 4.31 and pursuant to letter agreements, true, complete and correct copies of which have been previously delivered to the Buyer.

Section 4.32.

Representations Not Misleading.  No representation or warranty by the Bank contained in this Agreement, nor any statement, exhibit or schedule furnished to the Buyer by the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over the Bank of the facts and circumstances upon which they were based.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby makes the following representations and warranties to the Seller:

Section 5.01.

Organization, Qualification and Authority.

(a)

The Buyer is a bank holding company registered under the BHC Act.

(b)

The Buyer is a corporation, duly organized, validly existing under the laws of the State of Delaware, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of Delaware.

(c)

The Buyer has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

(d)

The Buyer has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

Section 5.02.

Execution and Delivery.

(a)

The Buyer has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party.

(b)

This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by the Buyer and, assuming due execution of this Agreement by the Seller and the Bank, each constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

Section 5.03.

No Conflict with Other Instruments.  Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Buyer or (ii) any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Buyer is a party or by which any of the Properties of the Buyer may be bound or affected excluding from foregoing clause (ii) such conflicts, breaches, and defaults which either individually or in the aggregate would not be reasonably likely to affect the Buyer's ability to enter into this Agreement or consummate the Acquisition.

Section 5.04.

Compliance with Applicable Laws, Permits or Instruments.  The Buyer is not in violation of its Certificate of Incorporation or Bylaws, and to Buyer's knowledge, the Buyer is not in material violation of any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business and maintenance and operation of its Properties or in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or in default under any indenture, mortgage, lease, agreement or other instrument under which the Buyer is obligated, nor is there any pending litigation, pending or, to Buyer's knowledge, threatened, liens or other claims or matters that would be reasonably likely to affect the Seller's ability to enter into this Agreement or consummate the Acquisition.

Section 5.05.

Litigation.  No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of the Buyer, threatened against the Buyer that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Buyer pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 5.06.

Consents and Approvals.

(a)

Except for regulatory approvals required by the Board of Governors of the Federal Reserve System, the TDB and the FDIC, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of the Buyer in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby or the consummation by the Buyer of the transactions contemplated hereby or thereby.

(b)

The Buyer knows of no reason why all regulatory approvals from any regulatory agency required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

Section 5.07.

Brokerage Fees and Commissions.  Neither the Buyer nor any of its officers, directors or employees have employed any broker, finder, financial advisor or investment banker or incurred any liability for any brokerage, financial advisory, investment banking or other fees or commissions in connection with this Agreement and the transactions contemplated hereby.

Section 5.08.

Financing.  Buyer has previously investigated its financing options in connection with the transactions contemplated by this Agreement.  As of the date hereof, Buyer has no reason to believe that it will not be able to obtain financing on terms acceptable to Buyer.  There are no conditions precedent or other contingencies related to any financing of the Purchase Price that the Buyer knows or has reason to know or believe won't be met.

Section 5.09.

Representations Not Misleading.  No representation or warranty by the Buyer contained in this Agreement, nor any statement, exhibit or schedule furnished to the Seller or the Bank by the Buyer under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over the Buyer of the facts and circumstances upon which they were based.

ARTICLE VI.
OBLIGATIONS AND COVENANTS OF THE SELLER

The Seller hereby makes to the Buyer with respect to the Seller the covenants set forth in this Article VI.

Section 6.01.

Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, the terms and conditions of the Final Order and except as otherwise directed by the Bankruptcy Court, the Seller shall use its commercially reasonable best efforts in good faith to cause consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 6.02.

Compliance with Transfer Requirements.  Subject to the terms and conditions of this Agreement, the terms and conditions of the Final Order and except as otherwise directed by the Bankruptcy Court, on or before the Closing Date, the Seller shall take all necessary steps and proceedings to enable them to effect at the Closing a valid, indefeasible sale and transfer to the Buyer of the Shares.

Section 6.03.

Information for Applications and Statements.  Subject to the terms and conditions of this Agreement, the terms and conditions of the Final Order and except as otherwise directed by the Bankruptcy Court:

(a)

the Seller shall promptly furnish to the Buyer all information concerning the Seller and the Bank, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by the Buyer to or filed by the Buyer with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and the Seller represents and warrants that all information so furnished for such statements and applications with respect to the Seller and the Bank shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and

(b)

the Seller will otherwise fully cooperate with the Buyer in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 6.04.

Required Acts.  From the date of this Agreement to the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as required by law or regulation, or (iii) otherwise permitted in writing by the Buyer, which permission shall not be unreasonably withheld, the Seller shall:

(a)

Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

(b)

File all tax returns required to be filed by it, and pay, not later than when due by law, all taxes, assessments, governmental charges, duties, penalties, interest and fines that are due and payable in connection with such tax returns, and timely file or properly request an extension for filing such other tax returns required to be filed by it and promptly pay such other taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

(c)

Promptly take all actions required under the Written Agreement and any other regulatory enforcement action; and

(d)

Perform or take any action required of it by any Bank Regulator with respect to ownership and operation of the Bank.

Section 6.05.

Prohibited Acts.  From the date of this Agreement to the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as required by law or regulation, or (iii) otherwise permitted in writing by the Buyer, which permission shall not be unreasonably withheld, the Seller shall not:

(a)

Introducing any new material method of management or operation with respect to the Bank;

(b)

Taking any action that would reasonably be anticipated to result in a Material Adverse Change with respect to the Bank;

(c)

Intentionally taking or failing to take any action that would cause or permit the representations and warranties made in Article III or Article IV hereof to be inaccurate at the time of the Closing or preclude the Seller or the Bank from making such representations and warranties at the time of the Closing; and

(d)

Except in accordance with applicable law, engaging in any transaction with any affiliated person or allowing such persons to withdraw any assets from the Bank, except for deposits to which they are entitled and for wages, salaries and reimbursement of expenses reflected in the Bank Financial Statements and by loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees in the ordinary course of business.

Section 6.06.

Untrue Representations.  The Seller shall promptly notify the Buyer in writing if it becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made by the Seller in this Agreement or that results in the failure of it to comply with any covenant, condition or agreement with respect to the Seller contained in this Agreement.

Section 6.07.

Litigation and Claims.  The Seller shall promptly notify the Buyer in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against the Bank or affecting the Properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change to the Bank, and shall promptly notify the Buyer of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or threatened against the Bank that questions the validity of this Agreement or any actions taken or to be taken by the Seller or the Bank pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 6.08.

Adverse Change.  The Seller shall promptly notify the Buyer in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that would adversely affect, prevent, or delay consummation of the transactions contemplated by this Agreement or the agreements contemplated hereby.

Section 6.09.

Motion for Bankruptcy Court Approval.

(a)

Within two (2) Business Days after the date of execution of this Agreement, the Seller shall file with the Bankruptcy Court a motion (the "Motion") to approve the execution, delivery and performance by the Seller of this Agreement and the sale of the Shares to the Buyer free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever, pursuant to Section 363 of the Bankruptcy Code, subject to higher or better offer obtained through bidding procedures approved by the Court pursuant to the Motion (the "Bidding Procedures").  The Motion shall seek expedited entry of an order by the Bankruptcy Court (the "Interim Order") approving the Bidding Procedures and the Seller's obligations pursuant to Section 6.13.  The Motion, Bidding Procedures and Interim Order shall all be in form and substance acceptable to Buyer.  Seller shall use commercially reasonable best efforts in good faith to obtain the entry by the Bankruptcy Court of the Interim Order within ten (10) Business Days after the filing of the Motion at or in connection with the hearing (the "Hearing") on the Motion.

(b)

Following entry by the Bankruptcy Court of the Interim Order, the Seller shall attempt to elicit higher and better offers for the Shares in accordance with the Bidding Procedures, shall conduct any auction required by the Bidding Procedures, and shall seek entry of an order approving the sale of the Shares, free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever, pursuant to Section 363 of the Bankruptcy Code, either to the Buyer in accordance with the terms of this Agreement or to the Buyer or another offeror pursuant to an alternative transaction that culminates from the Bidding Procedures or any auction conducted in accordance with the Bidding Procedures.

(c)

The Seller shall provide appropriate notice of the Motion and relief sought therein to all Persons (as defined in Section 14.11) entitled to such notice in the Chapter 11 Case, including (i) all of Seller's creditors and equity interest holders, (ii) all parties to Seller's executory contracts and unexpired leases, (iii) all parties who may assert a lien, claim or interest in any of the Shares, (iv) all parties listed on the service list maintained by Seller in the Chapter 11 case, (v) the Office of the United States Trustee, (vi) any official committee formed in the Chapter 11 Case, (vii) all affected taxing authorities, and (viii) all regulatory agencies from whom consent or approval of the sale of the Shares must be obtained.

Section 6.10.

Confidentiality.  The Seller shall hold in confidence all information furnished to it regarding the Buyer, except for such disclosure as is required by law.  In the event that this Agreement is terminated, any and all copies of such information of the Buyer and in the possession of the Seller shall be returned to the Buyer or destroyed.

Section 6.11.

Section 338(h)(10) Election.  At the request of the Buyer, the Seller will sign and deliver to the Buyer any documents or agreements that may be reasonably required by the Buyer to enable the Buyer to make an election under Code §338(h)(10) with respect to the Acquisition.

Section 6.12.

Continue Existence.  Except as specifically permitted under this Agreement or as required by the Bankruptcy Code or order of the Bankruptcy Court, prior to the Closing Date, the Seller shall not dissolve, liquidate or otherwise terminate its corporate existence.

Section 6.13.

Break-Up Fee.

(a)

In the event that the transactions contemplated by this Agreement are not consummated because the Seller determines that another offer constitutes a higher and better offer for the Shares (or assets of the Bank) (a "Competing Transaction") and the Seller terminates this Agreement and enters into a definitive agreement with a party other than the Buyer, and provided that the Buyer is not in material breach of this Agreement, then, subject to the Buyer executing a waiver of its right of action and release of all claims in connection with the transaction contemplated by this Agreement against the Seller, the Bank and their Affiliates, and the officers, directors, shareholders and representatives thereof and having no pending action to enforce any right that it might have under this Agreement the Buyer shall be entitled to recover from the Seller a fee (the "Break-Up Fee") equal to Seventy Five Thousand Dollars ($75,000.00) unless the Buyer is the ultimate acquirer of the Bank (or its assets).  The Break-Up Fee shall be paid to the Buyer by the Seller promptly upon the earlier to occur of (i) termination of this Agreement or (ii) the closing on a sale of the Shares (or assets of the Bank) (a "Competing Transaction") subject to the provisions of Section 11.03(e).

(b)

The Seller agrees to support and use its best efforts to obtain approval of the Break-Up Fee as part of the Bidding Procedures pursuant to the Interim Order.

(c)

The Break-Up Fee shall constitute an expense of administration in the Chapter 11 Case under Section 503(b)(1)(A) of the Bankruptcy Code entitled to a first priority under Section 507(a)(1) of the Bankruptcy Code, and no order shall be entered in the Chapter 11 Case which is inconsistent with or diminishes such a priority claim.

ARTICLE VII.
OBLIGATIONS AND COVENANTS OF THE BANK

The Bank hereby makes to the Buyer with respect to the Bank the covenants set forth in this Article VII.

Section 7.01.

Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, the terms and conditions of the Final Order and except as otherwise directed by the Bankruptcy Court, the Bank shall use its commercially reasonable best efforts in good faith to cause consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 7.02.

Invitations to Meeting.  During the term of this Agreement, the Bank shall ensure that two (2) representatives of the Buyer (the "Buyer Representatives") receive prior notice of and be invited and permitted to attend all meetings of the Bank's Board of Directors, loan and discount committee, and asset and liability management committee, except as otherwise prohibited by law.  Such designees shall be required to execute confidentiality agreements satisfactory to the Seller and the Bank.  Such designees shall have no right to vote and may be excluded from sessions of board and committees during which there is being discussed (a) matters involving this Agreement and the Acquisition, (b) information or material that the Seller or the Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of the Seller or the Bank, (c) pending or threatened litigation or investigations if, in the opinion of counsel to the Bank, the presence of such designees would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed, (d) the Chapter 11 Case, (e) other potential offers for the acquisition of the Bank.  Buyer shall treat, and shall cause the Buyer Representatives to treat, all materials or information obtained from the Bank confidentially in accordance with the provisions of Article XII.

Section 7.03.

Access to Bank; Information.

(a)

During the term of this Agreement, the Bank, upon reasonable advance notice from Buyer for purposes consistent with this Agreement and subject to applicable laws and regulations, shall afford the Buyer and its representatives reasonable access to the Bank, its records, and its personnel and to such other information in its possession and relevant to the Acquisition as the Buyer may reasonably request for the purpose of making such reasonable investigations into the affairs of the Bank and preparing for the Closing only as it relates to the Acquisition.  The Buyer shall treat, and shall cause its representatives to treat, all such materials and information confidential in accordance with the provisions of Article XII.

(b)

The Bank shall promptly furnish to the Buyer monthly, as of the last day of the month, the Bank's criticized asset report for every month from the date of this Agreement through the Closing Date.

(c)

The Bank shall promptly furnish to the Buyer all reports submitted by it to the Bank Regulators pursuant to the Determination Letter from the date of this Agreement through the Closing Date.

(d)

The Bank will promptly furnish the Buyer with true and complete copies of Call Reports as of and for the year ended December 31, 2007, and each calendar quarter thereafter until the Closing Date and copies of the unaudited month end financial statements of the Bank.

(e)

Notwithstanding anything to the contrary in this Agreement, the Bank shall not be required to provide any access or information to the Buyer pursuant to this Section 7.03 if the provision of such access or information would, in the Bank's reasonable discretion (1) cause material competitive harm to the Bank if the transactions contemplated hereby are not consummated, (2) contravene any applicable laws or regulations or (3) jeopardize any attorney-client or other legal privilege.

Section 7.04.

Untrue Representations.  The Bank shall promptly notify the Buyer in writing if either becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty with respect to the Bank made in this Agreement or that results in the failure of the Bank to comply with any covenant, condition or agreement contained in this Agreement.

Section 7.05.

Litigation and Claims.  The Bank shall promptly notify the Buyer in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against the Bank or affecting the Properties, and shall promptly notify the Buyer of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or threatened against the Bank that questions the validity of this Agreement or any actions taken or to be taken by the Bank pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 7.06.

Adverse Change.  The Bank shall promptly notify the Buyer in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, assets, operations, Properties or prospects of the Bank that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to the Bank.

Section 7.07.

Transition.  The Bank shall cause its senior officers to meet or consult with senior officers of the Buyer on a reasonably regular basis to review the financial and operational affairs of the Bank, and to the extent permitted by applicable law, the Bank shall give due consideration to the Buyer's input on such matters, consistent with this Section 7.07, with the understanding that the Buyer shall in no event be permitted to exercise control of the Bank prior to the Closing Date and the Bank shall have no obligation to act in accordance with the Buyer's input.  Beginning on the effective date of this Agreement and to the extent permitted by applicable law, the Buyer and the Bank shall use their reasonable best efforts to facilitate the integration of the Bank with the businesses of the Buyer and its affiliates to be effective as of the Closing Date; provided, however, that in no event shall the Buyer or its Affiliates be entitled to control the Bank prior to the Closing Date.  Without limiting the generality of the foregoing, from the effective date of this Agreement through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of the Bank in the ordinary course of business, the Seller and the Bank shall cause the Bank's employees and officers to use their reasonable best efforts to provide support, including support from its outside contractors, and to assist the Buyer in performing all tasks, including, without limitation, equipment installation, reasonably required to result in a successful integration at the Closing.

Section 7.08.

Employee Benefit Plans.  The Bank shall execute and deliver such instruments and take such other actions as the Buyer may reasonably require in writing in order to cause the amendment or termination of any of its employee benefit plans, programs or policies on terms satisfactory to the Buyer and in accordance with applicable law and effective no later than the Closing Date so long as any such action does not reduce any benefits already accrued thereunder; provided that any such written request by the Buyer shall have been received by the Bank at least fifteen (15) days prior to the Closing Date.

Section 7.09.

Taxes.  Prior to the Closing, the Bank shall establish reserves for any taxes, including without limitation, sales taxes, due and payable, including any interest and penalties related thereto, and pay delinquent taxes, including any interest and penalties related thereto.

Section 7.10.

Information for Applications and Statements.  Subject to the terms and conditions of this Agreement, the terms and conditions of the Final Order and except as otherwise directed by the Bankruptcy Court:

(a)

The Bank shall promptly furnish to the Buyer all information concerning the Bank, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by the Buyer to or filed by the Buyer with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and the Bank represents and warrants that all information so furnished for such statements and applications with respect to the Bank shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and

(b)

The Bank will otherwise fully cooperate with the Buyer in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 7.11.

Required Acts.  From the date of this Agreement to the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as required by law or regulation, or (iii) otherwise permitted in writing by the Buyer, which permission shall not be unreasonably withheld, the Bank shall:

(a)

Operate only in the ordinary course of business and consistent with prudent banking practices;

(b)

Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers and depositors;

(c)

Act in a manner intended to preserve its goodwill;

(d)

Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, Properties and business except such obligations as the Bank may in good faith reasonably dispute;

(e)

Except as required by prudent business practices, maintain all material offices, machinery, equipment, materials, supplies, inventories, vehicles and other Properties owned, leased or used by it whether under its control or the control of others in good operating condition and repair, ordinary wear and tear excepted;

(f)

Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

(g)

Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

(h)

File all tax returns required to be filed by it for the tax year ended December 31, 2007, and pay, not later than when due by law, all taxes, assessments, governmental charges, duties, penalties, interest and fines that are due and payable in connection with such tax returns, and timely file or properly request an extension for filing such other tax returns required to be filed by it and promptly pay such other taxes, assessments, governmental charges, duties, penalties, interest and fines that became due and payable, except those being contested in good faith by appropriate proceedings;

(i)

Withhold from each payment made to each of its employees the amount of all taxes required to be withheld therefrom and pay the same to the proper tax receiving officers;

(j)

Promptly taken all actions required under the Determination Letter;

(k)

Follow prudent policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets; and

(l)

Maintain the allowance for loan losses account for the Bank in an amount deemed adequate by management of the Bank in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

Section 7.12.

Prohibited Acts.  From the date hereof to the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as required by law or regulation, or (iii) as permitted in writing by the Buyer, which consent shall not be unreasonably withheld, the Bank shall not:

(a)

Introduce any new material method of management or operation;

(b)

Take any action that would reasonably be anticipated to result in a Material Adverse Change;

(c)

Intentionally take or fail to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude the Bank from making such representations and warranties at the time of the Closing;

(d)

Cause or allow the loss of insurance coverage, unless replaced with coverage that is substantially similar (in amount and insurer) to that now in effect;

(e)

Change its Articles of Association or Bylaws;

(f)

Enter into any transaction other than in the ordinary course of business consistent with prudent banking practice;

(g)

Except in accordance with applicable law or pursuant to a Contract set forth on a Schedule to this Agreement, engage in any transaction with any affiliated person or allow such persons to acquire any assets from the Bank except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the Employee Plans, (ii) deposits by, or loans secured by collateral having a fair market value at least equal to the principal balance due on such loan made to, its officers, directors and employees in the ordinary course of business;

(h)

Incur any obligation or liability, absolute, accrued, contingent or otherwise, except in the ordinary course of business consistent with prudent banking practices;

(i)

Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices;

(j)

Declare or make any payment of dividends or other distribution, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities, except as follows:

(1)

Subject to the approval of the TDB and the FDIC, prior to the Closing Date the Bank may distribute, transfer, pay an in kind dividend or otherwise transfer to the Seller the Mineral Rights (as defined in Section 14.11); and

(2)

Subject to receipt of approval of the TDB, FDIC the Federal Reserve and the Bankruptcy Court (as applicable), the Bank may make distributions to the Seller of cash to pay for its operating expenses, provided that the aggregate amount of such distributions shall not exceed $15,000 per month.

(k)

Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(l)

Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, thrift, corporation, partnership or other entity (except: (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

(m)

Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waived or released any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles, provided that the Bank may sell, transfer, lease or otherwise dispose of the Mineral Interests prior to the Closing;

(n)

Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

(o)

Enter, terminate, cancel or surrender any contract, lease or other agreement or suffered any damage, destruction or loss (except for any matter constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, would result in a Material Adverse Change;

(p)

Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

(q)

Make any capital expenditures or capital additions or betterments in excess of an aggregate of $20,000, except as required by any governmental or regulatory agency with authority over the Bank, and except for improvements or betterments relating to the Bank properties;

(r)

Hire or employ any officer, or hire or employ any other person with an annual salary greater than $30,000;

(s)

Enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other Person;

(t)

Make or acquiesce with any change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

(u)

Materially deviate from policies or procedures existing as of the date of this Agreement with respect to (i) classification of assets, (ii) the allowance for loan losses, and (iii) accrual of interest on assets, except as otherwise provided in this Agreement, applicable law or regulation or any governmental authority;

(v)

Sell any investment securities, unless the approval of the Buyer is obtained at least forty-eight (48) hours prior to such sale of investment securities; provided that the Bank is not precluded from the sale of investment securities for the sole purpose of providing liquidity if the Buyer is provided with forty-eight (48) hours notice prior to such sale of investment securities;

(w)

Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(x)

Purchase any investment securities except for short-term instruments of the United States Treasury;

(y)

Enter into any new credit or new lending relationship in excess of $50,000, or make any new unsecured loans, renew existing unsecured loans involving the provision of additional funds, extend the maturity of any existing unsecured loan for more than twelve (12) months or alter any of the material terms of any unsecured loan to any single borrower and his related interests, or release any collateral, in excess of the principal amount of $10,000.

For purposes of Sections 7.11 and 7.12 only, the Buyer shall be deemed to have given its consent to any request from the Seller or the Bank regarding an act governed by Sections 7.11 or 7.12 forty-eight (48) hours after actual receipt by the Buyer of notice given pursuant to Sections 7.11 or 7.12 with respect to such act, unless the Buyer sooner objects to such act.

ARTICLE VIII.
OBLIGATIONS AND COVENANTS OF THE BUYER

Section 8.01.

Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, the terms and conditions of the Final Order and except as otherwise directed by the Bankruptcy Court, the Buyer shall use its commercially reasonable best efforts in good faith to cause consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 8.02.

Regulatory Approvals.

(a)

Following the execution and delivery of this Agreement, the Buyer shall, as soon as practicable, file or cause to be filed all necessary applications to obtain the approval of the appropriate regulatory agencies for the Buyer to acquire control of the Bank and the consummation of the transactions contemplated by this Agreement.  The Buyer will keep the Seller and the Bank reasonably informed as to the status of such applications and filings.

(b)

The Buyer shall provide the Seller and the Bank with copies of all such applications have been filed except for portions of such applications for which confidential treatment is requested and granted, and, upon receipt of regulatory approval, shall furnish the Seller and the Bank with a copy of such approval following its receipt.

(c)

The Buyer shall promptly advise the Seller upon receiving any communication from any regulatory authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes the Buyer to believe that there is a reasonable likelihood that any requisite consent or approval of the bank regulatory agencies described in Section 5.06 will not be obtained or that the receipt of any such approval will be materially delayed.

Section 8.03.

Information for Applications.

(a)

The Buyer will promptly furnish to the Seller all information concerning the Buyer reasonably required for inclusion in any application or statement to be made by the Seller to, or filed by the Seller with, any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and the Buyer represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(b)

The Buyer shall otherwise fully cooperate with the Seller in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 8.04.

Untrue Representations.  The Buyer shall promptly notify the Seller in writing if the Buyer becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to the Seller or any representation or warranty made in or pursuant to this Agreement or that results in the Buyer's failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 8.05.

Confidentiality.  The Buyer shall hold in confidence all information furnished to the Buyer by the Seller or the Bank, except as disclosure may be necessary to obtain any governmental or regulatory approvals of the transactions described in this Agreement or as otherwise required by law.  In the event this Agreement is terminated, any and all copies of the books and records of the Bank in the possession of the Buyer shall be returned to the Seller or the Bank or destroyed.

Section 8.06.

Litigation and Claims.  The Buyer shall promptly notify the Seller in writing of any legal action, suit or proceeding or judicial administrative or governmental investigation, pending or threatened against the Buyer that questions or might question the validity of this Agreement or any actions taken or to be taken by the Buyer pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 8.07.

Employee Benefit Matters.

(a)

As soon as practicable, the Buyer will offer to the employees of the Bank who remain after the Acquisition ("Acquired Employees") such employee benefit plans, programs and policies ("New Plans") that are the same, better or substantially comparable to the employee benefit plans, programs and policies that cover the Buyer's employees (and its Subsidiaries' employees), as such employee benefit plans, programs and policies may be amended from time to time.  The Acquired Employees shall be permitted to participate in New Plans as soon as practicable under applicable law after the Closing Date and in accordance with the provisions of Section 8.07(b).  Until such time as the Acquired Employees shall become participants in the New Plans, Buyer shall keep in place, to the extent practicable, the Bank's employee benefit plans, programs and policies in place as of the Closing.

(b)

For all purposes under any New Plans providing benefits to the Acquired Employees after the Closing Date and to the extent practicable and permissible under each such New Plan, each Acquired Employee shall be credited with his or her years of service with the Bank, before the Closing Date for eligibility purposes and vesting purposes under any New Plans.  In addition, and without limiting the generality of the foregoing but subject to the provisions of Section 8.07(a):

(1)

each Acquired Employee shall be immediately eligible to participate, without any service requirement or waiting period, in all of the New Plans; and

(2)

to the extent any such New Plan provides medical, dental, pharmaceutical or vision benefits that replace similar benefits available under the Bank's prior employee benefit plans, programs or policies (collectively, the "Old Plans"), the Buyer shall use its best efforts to cause all pre-existing condition exclusions of such New Plan to be waived for such Acquired Employee and his or her covered dependents.

(c)

The Buyer shall use its best efforts to cause any eligible expenses incurred by such Acquired Employee and his or her covered dependents during the portion of the plan year of the corresponding Old Plans ending on the date each Acquired Employee's participation in any New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Acquired Employee and his or her covered dependents for the applicable plan year as such amounts had been paid in accordance with such New Plan.

Section 8.08.

Indemnification of Bank Personnel; Tail Policy.

(a)

The Buyer will, for a period of 4 years after the Closing Date, cause the Bank to indemnify, defend and hold harmless and provide advancement of expenses to each Person entitled to indemnification from the Bank as provided in the Bank's Articles of Association, Bylaws and applicable law ("Bank Indemnified Persons") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts arising out of actions or omissions occurring between December 2, 2004 and the Closing Date (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, or on or after the Closing Date, to the fullest extent permitted by law but only to the same extent and subject to the conditions set forth in the Articles of Association and Bylaws of the Bank, in each case as in effect on the date hereof.  All rights to indemnification and exculpation of liabilities for acts or omissions occurring on or prior to the Closing Date now existing in favor of any Bank Indemnified Persons as provided in the Bank's Articles of Association, Bylaws and applicable law shall survive the Acquisition and shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified in any manner for a period of four (4) years after consummation of the Acquisition in any manner that would adversely affect the rights thereunder of the individuals for acts or omissions occurring prior to the consummation of the Acquisition.

(b)

The provisions of Section 8.08(a) shall survive the consummation of the Acquisition and are intended to be for the benefit of, and shall be enforceable by, each Bank Indemnified Parties and his or her heirs and representatives.

(c)

After the Closing Date, directors, officers and employees of the Bank who become directors, officers or employees of the Buyer or its Subsidiaries, except for the indemnification rights provided for in Section 8.08(a) will have indemnification rights having prospective application only.  The prospective indemnification rights will consist of such rights to which directors, officers and employees of Buyer and its Subsidiaries would be entitled under the Certificate of Incorporation, Articles of Association or Bylaws of the Buyer or the particular

Subsidiary of the Buyer for which they are serving as an officer, director or employee and under such directors' and officers' liability insurance policy as the Buyer may then make available to officers, directors and employees of the Buyer and its Subsidiaries.  At the Closing Date, any executive officer or director of the Bank who becomes an officer or director of the Buyer (including any Subsidiary of the Buyer) will be included in the Buyer's directors' and officers' liability insurance policy.

(d)

The Bank will purchase appropriate directors' and officers' liability insurance coverage for a period of four (4) years following the Closing Date prior to Closing, provided that the annual premium for such policy does not exceed 200% of the Bank's current annual premium (such policy being referred to herein as the "Tail Policy").

Section 8.09.

Adverse Change.  The Buyer shall promptly notify the Seller in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.

ARTICLE IX.
CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF THE SELLER AND THE BANK

All obligations of the Seller and the Bank under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions by the Buyer, any or all of which may be waived in whole or in part by the Seller.

Section 9.01.

Compliance with Representations, Warranties and Agreements.

(a)

All representations and warranties made by the Buyer in this Agreement or in any document or schedule delivered to the Seller pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

(b)

The Buyer shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing.

Section 9.02.

Government and Other Approvals.

(a)

The Buyer and the Seller shall have received approvals, acquiescence or consents, all on terms and conditions reasonably acceptable to the Buyer in its sole discretion, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities and other third parties, including, but not limited to, (1) the approval of the Federal Reserve, the FDIC, and/or the TDB for the Buyer to acquire control of the Bank and consummate the transactions contemplated by this Agreement, and (2) approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby, including all consents described on Seller Disclosure Schedule 3.05 and Bank Disclosure Schedule 4.05.

(b)

The approvals and the transactions contemplated by subsection (a) above shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

Section 9.03.

No Litigation.  No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the Acquisition by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby are consummated, subject the Seller or the Bank or subject any officer, director, shareholder or employee of the Seller or the Bank to criminal or civil liability.  No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other Person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

Section 9.04.

Releases.

(a)

The Bank and each of the persons set forth on Seller Disclosure Schedule 9.04 shall have executed and delivered a mutual release in the form attached hereto as Exhibit A (the "Bank Release") effective as of the effective time of the Acquisition releasing the Bank on one hand, and the person executing such release on the other, from all claims of the Bank or persons as described in such instrument.

(b)

The Seller and each of the persons set forth on Seller Disclosure Schedule 9.04 shall have executed and delivered a mutual release in the form attached hereto as Exhibit B (the "Seller Release") effective as of the effective time of the Acquisition releasing the Seller on one hand, and the person on the other, from all claims of the Seller or such person as described in such instrument.

Section 9.05.

Final Order.  The Bankruptcy Court shall have entered the Sale Order as provided in Section 10.05 which shall have become a Final Order.

ARTICLE X.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

All obligations of the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions by the Seller or the Bank, as applicable, any or all of which may be waived in whole or in part by the Buyer.

Section 10.01.

Compliance with Representations, Warranties and Agreements.

(a)

All representations and warranties made by the Seller and the Bank with respect to the Seller and the Bank, as applicable, in this Agreement or in any document or schedule delivered to the Buyer pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing, Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

(b)

The Seller and the Bank shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Seller or the Bank, as applicable, prior to or at the Closing.

Section 10.02.

Government and Other Approvals.

(a)

The Buyer and the Seller shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to the Buyer in its sole discretion, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including, but not limited to, (1) the approval of the Federal Reserve, the FDIC, and the TDB for the Buyer to acquire control of the Bank and consummate the transactions contemplated by this Agreement, and (2) approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby, including all consents described on Schedule 3.06.

(b)

The approvals and the transactions contemplated by subsection (a) shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.  It is understood that, if such contest is brought by formal proceedings, the Buyer may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

Section 10.03.

No Litigation.  No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of the Bank, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change, or (e) if this Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby are consummated, subject the Buyer or subject any officer, director, shareholder or employee of the Buyer to criminal or civil liability.  No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other Person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

Section 10.04.

No Material Adverse Change.  Since December 31, 2007, there shall not have occurred a Material Adverse Change with respect to the Bank, the adverse effects of which have not been cured or ameliorated prior to the Closing Date.

Section 10.05.

Final Order.  The Bankruptcy Court shall have entered an order under Section 363 of the Bankruptcy Code approving the transactions provided for in this Agreement (the "Sale Order"); the Sale Order shall be in form and substance consistent with this Agreement and acceptable to the Buyer and Seller and the Sale Order shall have become a Final Order.  Without limiting the foregoing, the Sale Order shall expressly:

(a)

Authorize and direct the Seller to perform its obligations under the Agreement and to take or cause to be taken all such actions, and to execute and deliver all such documents and instruments as are necessary to consummate the transactions contemplated by this Agreement in accordance with the terms hereof;

(b)

Approve the terms and conditions of this Agreement pursuant to Sections 363 and 365 of the Bankruptcy Code;

(c)

Find that the Buyer shall be entitled to the protections afforded a "good faith" purchaser pursuant to Section 363(m) of the Bankruptcy Code;

(d)

Provide that the sale and transfer of the Shares shall be free and clear of any and all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description to the fullest extent possible under Section 363 of the Bankruptcy Code and that all such claims, interests, liens and encumbrances shall attach to the proceeds of the sale received by the Seller pursuant to this Agreement; and

(e)

Contain a finding that the notice given in the Chapter 11 Case with respect to the Hearing was proper, timely, adequate and sufficient notice of the Motion and complied in all respects with all applicable Federal Rules of Bankruptcy Procedure and local rules of the Bankruptcy Court (collectively the "Rules") and all applicable orders of the Bankruptcy Court entered in the Chapter 11 Case (including the Rules and/or Bankruptcy Court orders governing (i) the Persons entitled to receive notice of a particular proceeding, and (ii) the manner and timing of giving notice of any particular proceeding).

Section 10.06.

Termination of Intercorporate Tax Sharing Agreement.  The Intercorporate Tax Sharing Agreement between the Seller and the Bank shall have been terminated as of the effective time of the Acquisition.

Section 10.07.

Termination of Employment Agreement.  The employment agreement by and between John H. Mackey and the Bank dated February 9, 2005 shall have been terminated.

Section 10.08.

Releases.

(a)

The Bank and each of the persons set forth on Disclosure Schedule 9.04 shall have executed and delivered the Bank Release effective as of the effective time of the Acquisition.

(b)

The Seller and each of the persons set forth on Disclosure Schedule 9.04 shall have executed and delivered the Seller Release effective as of the effective time of the Acquisition.

Section 10.09.

Resignations.  The directors of the Bank shall have delivered their respective resignations.

ARTICLE XI.
TERMINATION AND ABANDONMENT

Section 11.01.

Right of Termination.  This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time, notwithstanding the approval thereof by the shareholders of the Seller, prior to or at the Closing as follows, and in no other manner:

(a)

By the mutual consent of the Buyer, the Seller, and the Bank, duly authorized by the Board of Directors of each;

(b)

By the Seller, the Bank, or the Buyer if the conditions precedent to such parties' obligations to close specified in Articles IX and X, respectively, hereof have not been met or waived by the Closing Date;

(c)

By the Buyer, the Seller, or the Bank if any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable;

(d)

By the Buyer if there shall have been any Material Adverse Change with respect to the Bank, the adverse effects or consequences of which have not been cured or ameliorated after a reasonable period of time to cure or ameliorate as of the date of such termination;

(e)

By the Buyer if the Seller shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, or if any of the representations or warranties of the Seller contained herein shall be inaccurate in any material respect, provided that such failure or inaccuracy shall not have been cured within a period of thirty (30) calendar days after notice from the Buyer;

(f)

By the Seller if the Buyer shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, or if any of the representations or warranties of the Buyer contained herein shall be inaccurate in any material respect, provided that such failure or inaccuracy shall not have been cured within a period of thirty (30) calendar days after notice from the Seller;

(g)

By the Seller because it determines to enter into a Competing Transaction;

(h)

By the Seller, the Buyer, or the Bank if the Closing has not occurred on or before 5:00 p.m. on May 15, 2008 or such later date as may be agreed to in writing by the Seller, the Buyer or the Bank, provided that the right to terminate under Section 11.01(h) will not be available to any party whose failure to perform an obligation hereunder has been the cause of, or resulted in, the failure to perform an obligation hereunder has been the cause of, or resulted in, the failure to perform an obligation hereunder has been the cause of, or resulted in, the failure of the Acquisition to occur on or before such date;

(i)

By the Buyer if (i) the Interim Order has not been entered by the Bankruptcy Court within twenty (20) Business Days after the filing of the Motion; (ii) the Sale Order has not been entered by the Bankruptcy Court on or before April 30, 2008; or (iii) the Sale Order has not become a Final Order on or before May 15, 2008.

Section 11.02.

Notice of Termination.  The power of termination provided for by Section 11.01 hereof may be exercised only by a notice given in writing, as provided in Section 14.08 of this Agreement.

Section 11.03.

Effect of Termination.

(a)

In the event of termination of this Agreement by the Seller, the Bank or the Buyer as provided in Section 11.01 hereof and abandonment of the Acquisition without breach by any party hereto, this Agreement shall become void and have no effect, without any liability of any nature whatsoever on the part of any party or its directors, officers, shareholders or representatives under this Agreement, except (i) that the provisions of this Section 11.03(a), Section 14.03 and Article XII shall survive any termination and abandonment of this Agreement and (ii) as provided in Section 11.03(b), (c) and (d) below.  Nothing contained in this Section 11.03(a) shall relieve any party hereto of any liability for a breach of this Agreement.

(b)

In the event of the termination and abandonment of this Agreement by the Seller pursuant to the provisions of Section 11.01(g) hereof, this Agreement will become void and have no effect and no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (i) under the provisions of Article XII hereof which shall remain applicable and shall survive termination indefinitely or until specified herein, and (ii) liability of the Seller for payment of the Break-Up Fee if this Agreement pursuant to Section 6.13(a) and subject to the provisions of Section 11.03(e).

(c)

If this Agreement is terminated (i) pursuant to Section 11.01(b) and the failure to perform an obligation hereunder by the Buyer has been the cause of, or resulted in, the failure of a condition to Closing to be met, (ii) by the Seller pursuant to Section 11.01(f), or (iii) pursuant to Section 11.01(h) and the Buyer has not used all commercially reasonable best efforts to cause the effective time of the Acquisition to occur (regardless of whether the Buyer has received the required approval of any Governmental Authority (as defined in Section 14.11) then, upon termination of this Agreement, and subject to the Seller executing a waiver of its right of action and release of all claims in connection with the transaction contemplated by this Agreement against the Buyer, its Subsidiaries and Affiliates, and the officers, directors and shareholders thereof and having no pending action to enforce any right that it might have under this Agreement, the Buyer will pay the Seller Seventy Five Thousand Dollars ($75,000) in

immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of the Seller under this Agreement.

(d)

If this Agreement is terminated (i) pursuant to Section 11.01(b) and the failure to perform an obligation hereunder by the Seller has been the cause of, or resulted in, the failure of a condition to Closing to be met, (ii) by the Buyer pursuant to Section 11.01(e) or (iii) pursuant to Section 11.01(h) and the Seller or the Bank has not used all commercially reasonable best efforts to cause the effective time of the Acquisition to occur (regardless of whether the Seller has received the required approval of any Governmental Authority) then, upon termination of this Agreement, and subject to the Buyer executing a waiver of its right of action and release of all claims in connection with the transaction contemplated by this Agreement against the Seller, the Bank and their Affiliates, and the officers, directors and shareholders thereof and having no pending action to enforce any right that it might have under this Agreement, the Seller will pay the Buyer Seventy Five Thousand Dollars ($75,000) in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of the Buyer under this Agreement, subject to the provisions of Section 11.03(e).

(e)

Notwithstanding anything herein to the contrary, if the Seller is required to receive prior regulatory approval for the payment of money to the Buyer pursuant to this Section 11.03 (including but not limited to the Break-Up Fee) whether pursuant to the Written Agreement or otherwise (or the Bank is required to receive prior regulatory approval to distribute funds to the Seller in order for it to pay money to the Buyer pursuant to this Section 11.03, whether pursuant to the Determination Letter or otherwise), then any payment to be made by the Seller to the Buyer pursuant to this Section 11.03 shall be subject to receipt of all such necessary approvals.  The Seller (and the Bank as applicable) shall use its commercially reasonable best efforts in good faith to promptly submit the requisite applications seeking the necessary regulatory approvals of the payment to be made by the Seller to the Buyer.

ARTICLE XII.
CONFIDENTIAL INFORMATION

Section 12.01.

Definition of Recipient, Disclosing Party, Representative and Person.  For purposes of this Article XII, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 12.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information.  The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all Persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (2) any Person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be.  The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing.

Section 12.02.

Definition of Subject Information.  For purposes of this Article XII, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party.  The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient, after due inquiry, to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient, after due inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

Section 12.03.

Confidentiality.  Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such Persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

Section 12.04.

Securities Law Concerns.  Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any Person who has received material, non public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

Section 12.05.

Return of Subject Information.  In the event of termination of this Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency.  In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

Section 12.06.

Specific Performance/Injunctive Relief.  Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article XII of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages.  Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of Article XII of this

Agreement by the Recipient or its Representatives.  Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies.  Such remedies shall not be deemed the exclusive remedies for a breach of Article XII of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.

ARTICLE XIII.
TAX MATTERS

Section 13.01.

Tax Returns.

(a)

Seller Group Return.  The Seller shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the Seller Group (as defined in Section 14.11) for all periods (or portions thereof) ending on or before the Closing Date, all Tax items of the Bank which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate Taxing Authorities, and shall be responsible for the timely payment (and entitled to any refund except as otherwise provided in Section 13.04 of all Taxes due with respect to the periods covered by such Tax Returns.  The income of the Bank will be apportioned between the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Bank as of the end of the Closing Date.

(b)

Returns for Periods Ending on or Before the Closing Date.

(1)

The Seller shall prepare or cause to be prepared and timely file all Tax Returns of the Bank that are due (taking into account timely extensions) on or before the Closing Date, and the Seller shall cause the Bank to timely pay all Taxes that are due with respect to such Tax Returns on or before the Closing Date.

(2)

The Seller shall prepare or cause to be prepared and Buyer shall file or cause to be filed all Tax Returns for the Bank for all periods ending on or prior to the Closing Date which are filed after the Closing Date and are not described in paragraphs (a) or (b)(1) above.  The Seller shall pay all Taxes owed by it in accordance with the procedures set forth in Section 13.01(d).

(c)

Straddle Returns.

(1)

With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date ("Straddle Period") with respect to the Bank, the Buyer shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax items required to be included therein, and at least thirty (30) days prior to the due date (including extensions) of such Tax Return shall furnish a copy of such Tax Return to the Seller.  The Buyer shall permit the Seller to review and comment on each such Tax Return.  The Buyer shall timely file such Tax Return with the appropriate Taxing Authority, and shall be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return.  The Seller shall pay all Taxes owed by it with respect to the portion of such Straddle Period ending on the Closing Date in accordance with the procedures set forth in Section 13.01(d).

(2)

To the extent permitted by applicable law or administrative practice, (A) the taxable year of the Bank that includes the Closing Date shall be treated as closing on (and including) the Closing Date and (B) all transactions occurring after the Closing Date shall be reported on the Buyer's United States federal income tax return to the extent permitted by Treasury Regulation section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of Buyer or its Affiliates.  In any case where applicable law does not permit the Bank to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be:

(i)

in the case of Taxes that are imposed on a periodic basis or property Taxes or ad valorem Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

(ii)

in the case of Taxes not described in clause (i) (such as taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property), deemed equal to the amount that would be payable if the taxable year or period ended on the Closing Date.

(d)

Payment of Taxes.  The Seller shall pay to the Buyer the amount of Taxes of the Bank owed by the Seller pursuant to this Section 13.01 not later than five (5) Business Days prior to the due date for the payment by the Bank of such Taxes to the extent such Taxes are not reflected on the Bank Financial Statements.

Section 13.02.

Section 338(h)(10) Election.

(a)

The Seller shall join the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign Tax law) (the "Section 338(h)(10) Election") with respect to the purchase and sale of the Bank Shares, and the Buyer and the Seller shall cooperate in the completion and timely filing of such elections in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state, local or foreign Tax law).  Except as otherwise specifically provided in this Section 13.02, the Buyer shall be responsible for the preparation and timely filing of all forms necessary to effectuate the Section 338(h)(10) Election as prescribed by Treasury Regulation section 1.338(h)(10)-1 (or any comparable provisions of state, local or foreign Tax law).

(b)

At the Closing, the Seller shall deliver an executed IRS Form 8023 with respect to the Section 338(h)(10) Election for the Shares.  Within ten (10) Business Days following the Closing Date, the Buyer shall deliver to the Seller a completed IRS Form 8883, allocating adjusted grossed-up basis (as defined in Treasury Regulation Section 1.338-5) among the assets of the Bank.  Said IRS Form 8883 shall be prepared by the Buyer in accordance with the provisions of Section 338 of the Code and the Treasury Regulations thereunder.  The Seller shall have the right to review the IRS Form 8883.  If within ten (10) Business Days after receipt of such IRS Form 8883 the Seller notifies the Buyer in writing that it disagrees with the allocation of one or more items contained therein, the Seller and the Buyer shall negotiate in good faith to resolve such dispute.  If the Seller and the Buyer fail to resolve such dispute within ten (10) Business Days , the dispute shall be resolved by the Independent Accountants (as defined in Section 14.11).  The decision of the Independent Accountants as to any disputed items shall be binding on the Seller and the Buyer.  If the Seller does not respond within thirty (30) days of receipt of the IRS Form 8883 from the Buyer, or upon resolution of any disputed items, the allocation reflected on the IRS Form 8883 (as resolved, if applicable) shall be binding on the parties hereto.  The Seller and the Buyer agree that they shall file (and shall cause the Bank to file with respect to its income Tax Returns for its taxable period ending on the Closing Date) all federal, state, local and foreign Tax Returns consistent with the Section 338(h)(10) Election and with said IRS Form 8883, and they further agree that they shall not, unless otherwise required by applicable law or a final determination under Section 1313 of the Code or similar provision under foreign, state or local law, take any action that would be inconsistent with or would prejudice the Section 338(h)(10) Election.

Section 13.03.

Consistency.  Any Tax Return to be prepared pursuant to the provisions of Section 13.01(a) or 13.01(b) shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in applicable law or fact.

Section 13.04.

Refunds.  If after the Closing Date, the Buyer or the Bank receives a refund or utilizes a credit of any Tax attributable to a taxable period (or portion thereof) ending on or before the Closing Date, the Buyer shall pay to the Seller within fifteen (15) calendar days after such receipt an amount equal to such refund received or credit (or so much of such refund or credit as relates to the portion of the taxable period ending on or before the Closing Date) utilized, together with any interest received or credited thereon, except to the extent such refund or credit (i) is reflected on the Bank Financial Statements or (ii) relates or is attributable to the carryback of any credit, loss, deduction or other Tax item arising in or attributable to any post-closing portion of a Straddle Period (determined in accordance with Section 13.01(c)) or any period beginning after the Closing Date (a "Post-Closing Period"), in which event the Buyer shall be entitled to such refund or credit.

Section 13.05.

Access to Tax Records.  The Buyer, the Bank and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each a "Tax Proceeding") with respect to Taxes.  Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Buyer and the Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Bank relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Buyer or the Seller, as the case may be, shall allow the other party to take possession of such books and records.  The Buyer and the Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Taxing

Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).  The Buyer and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Sections 6043 or 6043A of the Code and Treasury Regulations promulgated thereunder.

Section 13.06.

Closing Tax Certificate.  At the Closing, the Seller shall deliver to the Buyer a certificate (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (ii) providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code.

ARTICLE XIV.
MISCELLANEOUS

Section 14.01.

Survival of Representations, Warranties and Covenants.

(a)

Except as hereinafter provided the representations, warranties, covenants and agreements contained in this Agreement, or any representations, warranties or statements provided in any certificate pursuant to this Agreement shall not survive the Closing and from and after the Closing Date no party hereto or any Affiliate of such party shall have any liability or obligation in respect thereof, other than the covenants that by their terms are to be performed after the Closing Date (including Section 8.07, Section 8.08, Section 11.03(a), Section 14.01, Section 14.03, Section 14.09 and Article XII), which shall survive the Closing.

(b)

Nothing contained herein shall limit or otherwise affect the remedies available to the parties to this Agreement, or its officers, directors or agents with respect to any claim or cause of action arising out of the willful misconduct, misrepresentation, fraud or gross negligence of a party to this Agreement or any officer, director, employee or agent of the same.

Section 14.02.

Indemnification.

(a)

Subject to the limitations of Section 14.01 and this Section 14.02, the Seller agrees to indemnify and hold harmless the Buyer, and its officers, directors, shareholders or agents (the "Buyer Indemnified Persons") from, against and with respect to any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the reasonable fees and expenses of counsel), and interest or penalties (collectively, "Losses") resulting from (i) any inaccuracy or any breach of any representation or warranty made by the Seller or the Bank in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as part of the transactions contemplated hereby or thereby, (ii) the failure of the Seller or the Bank to perform any agreement or covenant required by this Agreement or any other instrument or agreement contemplated hereby or thereby, and (iii) any civil money penalties or fines assessed against the Bank by the Banking Regulators for any events or circumstances that occurred prior to the Closing Date to the extent that such penalties or fines are due to the actions or omissions of the Seller or the Bank.

(b)

Subject to the limitations of Section 14.01 and this Section 14.02, the Buyer agrees to indemnify and hold harmless the Seller, and its officers, directors, shareholders or agents (the "Seller Indemnified Persons" and with the Buyer Indemnified Persons, the "Indemnified Persons") from, against and with respect to any and all Losses resulting from (i) any inaccuracy or any breach of any representation or warranty made by the Buyer in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as part of the transactions contemplated hereby or thereby, (ii) the failure of the Buyer to perform any agreement or covenant required by this Agreement or any other instrument or agreement contemplated hereby or thereby.

(c)

Procedure for Indemnification.

(1)

The Indemnified Person shall give written notice to the Seller of the Buyer as an indemnifying party under this Section 14.02 (in such capacity, an "Indemnifying Party") promptly after the service of process in a lawsuit brought by a third party (a "Lawsuit") or after the Indemnified Person acquires knowledge of a claim covered by the indemnities under Section 14.02 of this Agreement (a "Claim"), describing the Lawsuit or Claim (a "Notice of Claim") and the estimated amount thereof; provided, however, that any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party under Section 14.02 except to the extent that the Indemnifying Party is prejudiced by such omission.

(2)

Upon receipt of such notice, the Indemnifying Party shall be entitled, at its own cost and expense: (i) to assume responsibility and control of the defense, compromise or settlement of the Lawsuit that involves solely a claim for one or more liabilities for which indemnity may be sought hereunder, and (ii) in any other case, to be consulted by the Indemnified Party (which shall consider in good faith all requests of the Indemnifying Party with respect to all such proceedings) with respect to proceedings subject to control of the Indemnified Party.  For so long as the Indemnifying Party is contesting any such Lawsuit in good faith and by appropriate proceedings, the Indemnifying Party shall not be required to make payment under this Section 14.02 to the Indemnified Party.  If the Indemnifying Party is controlling the conduct of any such Lawsuit, the Indemnifying Party shall, on request of the Indemnified Party, provide to the Indemnified Party, at reasonable intervals, a summary of any developments respecting such Lawsuit that have occurred since the date of the last such summary so provided to the Indemnified Party.  The Indemnified Party may participate, at its own expense, in any judicial proceeding controlled by the Indemnifying Party pursuant to the preceding provision.

(3)

To the extent permitted by applicable law, the Indemnified Party shall supply the Indemnifying Party with all pertinent materials, documents and information requested by the Indemnifying Party as in the reasonable opinion of counsel to the Indemnifying Party is necessary and advisable for the Indemnifying Party to control and conduct the defense of any Lawsuit, to prosecute any counterclaim or to participate in any proceeding to the extent permitted by this provision and shall cooperate with the Indemnifying Party in the conduct of the defense and the assertion of any counterclaim in any such proceeding, provided that any costs or expenses incurred by the Indemnified Party in connection therewith shall be treated as Losses.

(4)

The Indemnifying Party shall not enter into any settlement or other compromise with respect to any liability as to which indemnity may be sought without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

(5)

Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be under any obligation to contribute to any indemnification to which the Seller becomes obligated.

(d)

Limitation on Indemnity.

(1)

The indemnification obligations under Section 14.02 of this Agreement shall expire thirty (30) calendar days after the Closing Date, except with respect to any Losses arising out of Claims or Lawsuits for which the Seller has received a Notice of Claim prior to thirty (30) calendar days.

(2)

The indemnification obligations of Seller under Section 14.02(a) and the Buyer under Section 14.02(b) shall be limited to a maximum aggregate amount equal to $100,000.

(e)

Additional Remedies.  Nothing contained in this Section 14.02 shall limit or otherwise affect the remedies available to the Buyer, or its officers, directors, shareholders or agents with respect to any claim or cause of action arising out of the willful misconduct, misrepresentation, fraud or gross negligence of the Seller or any shareholder, employee or agent of the Seller.

Section 14.03.

Expenses.  The Seller shall pay the expenses and costs of the Seller (including, without limitation, all counsel fees and expenses), and the Buyer shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

Section 14.04.

Brokerage Fees and Commissions.  The Seller shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the Buyer, and the Buyer hereby agrees to indemnify and hold the Seller harmless for any amounts owed to any agent, representative or broker of the Buyer.  The Seller hereby represents to the Buyer that no agent, representative or broker has represented the Seller, the Bank, their respective directors and officers in connection with the transactions described in this Agreement, and the Buyer shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the Seller, the Bank or any shareholder of the Seller other than to such parties or for such purposes.

Section 14.05.

Entire Agreement.  This Agreement and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing or in contemplation of the Acquisition constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.  Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

Section 14.06.

Further Cooperation.  The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

Section 14.07.

Severability.  In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 14.08.

Notices.  Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) Business Day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery.  The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 14.08.  All communications must be in writing and addressed as follows:

IF TO THE SELLER:
Surety Capital Corporation
Attn: Jerome I. Weiner
1501 Summit Ave.
Fort Worth, Texas 76102
Facsimile:  (817) 336-0151

WITH A COPY TO:
Bracewell & Giuliani LLP
Attn:  Justin M. Long
111 Congress Ave
Suite 2300
Austin, Texas
Facsimile:  (512) 479-3914

IF TO BANK:
Surety Bank
Attn:  John H. Mackey, President and Chief Executive Officer
1501 Summit Ave.
Fort Worth, Texas 76102
Facsimile:  (817) 336-0151

WITH A COPY TO:
Bracewell & Guiliani LLP
Attn:  Justin M. Long
111 Congress Ave
Suite 2300
Austin, Texas
Facsimile:  (512) 479-3914

IF TO THE BUYER:
First Graham Delaware Corporation
Attn:  Charles A. Rosebrough, III
P. O. Box 540
Graham, Texas 76450
Facsimile:  (940) 549-4574

WITH A COPY TO:
Michael H. Rodgers
24165 IH 10 West
Suite 217-425
San Antonio, Texas 78257
Facsimile: (210) 698-6775

Section 14.09.

GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.

Section 14.10.

Multiple Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement.  A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 14.11.

Certain Definitions.  The following terms are used in this Agreement with the meanings set forth below:

"Affiliate" means, with respect to any Person or entity, any Person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such Person or entity in question.  For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or entity, whether through the ownership of voting securities or by contract or otherwise.

"Bankruptcy Exception" means, in respect of any agreement, contract, commitment or obligation, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar law affecting creditors' rights and remedies generally and, with respect to the enforceability of any agreement, contract, commitment or obligation, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

"Business Day" means a day that the Bank is open to the public for the conduct of banking business.

"Effective Time" means the time at which the Closing is consummated as designated by the parties hereto.

"Environmental Laws" means all federal, state, and local foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now in effect, relating to pollution or protection of the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

"Final Order" means an order or judgment of the Bankruptcy Court or any other court or adjudicative body authorizing the sale of the Shares on the terms and as provided for in this Agreement for which (i) the time to appeal or seek rehearing has expired; (ii) the order or judgment entered is for any reason no longer subject to appeal; or (iii) the Bankruptcy Court finds that the Buyer has acted in good faith for purposes of 11 U.S.C. section 363(m) and an appeal has been filed and is pending, but the order authorizing the sale of the Shares pursuant to this Agreement has not been stayed or superseded.

"Governmental Authority" means any regulatory authority, court of competent jurisdiction in the United States or other federal or state governmental body.

"Hazardous Material" means, without limitation, any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste listed as such under Environmental Laws including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product, but does not include normal quantities of any material present or used in the ordinary course of business including without limitation materials such as office or cleaning supplies, typical building maintenance materials and employee and invitee vehicles and vehicle fuels to the extent any of the foregoing are present in quantities or concentrations prohibited under Environmental Laws.

"Independent Accountants" means Payne, Smith and Jones, P.C.

"Material Adverse Change" with respect to a Person means any material adverse change or changes in the financial condition or results of operations of such Person and its Subsidiaries (whether or not such changes would be required to be reflected in the financial statements of such Person and its Subsidiaries and whether or not such changes constitute a breach of any representation or warranty).  Notwithstanding the foregoing, a Material Adverse Change shall not be deemed to include the impact of, or any condition resulting from, (i) changes in banking and similar laws, regulations and rules of general applicability or the interpretation or application thereof by courts, regulatory agencies or other governmental authorities; (ii) changes in GAAP or regulatory accounting principles or requirements applicable to banks or their holding companies; (iii) actions or omissions of a party taken with the prior consent of, or at the request of, the other party, or disclosed in this Agreement or the disclosure schedules delivered in connection herewith; or (iv) changes in economic conditions affecting commercial banks generally (including, without limitation, any changes in interest rates), except to the extent such changes disproportionately affect such Person.

"Mineral Rights" shall mean all mineral interests, rights, exploration for, operations in search of, and production of oil, gas, and other minerals owned by the Bank and contained in and/or located on the following property:

(i)    27.04 acres of land, more or less, out of the J. Ashberry Survey, abstract no. 10, E. P. Parris Survey, abstract no. 1222, J.F. Ellis Survey, abstract no. 400, Tarrant County, Texas, and described in a deed dated March 17, 2005, by and between Surety Bank, N.A. and PDLA Partners, L.P., a Texas limited partnership; and

(ii)   certain tract or parcel of land containing 50.0 acres, more or less, situated in the C.T. Phillips Survey, A-824, and being the same tract of land described as "Tract No. 1" allotted to John M. Walker in that certain deed dated October 3, 1978, between John M. Walker and Dolly Walker Jonas, as recorded in Book 616, Page 13, of the Deed Records of Houston County, Texas.

"Person" means any individual, bank, corporation, general or limited partnership, association, limited liability company, business trust, unincorporated organization or similar organization, whether domestic or foreign and any domestic or foreign court, administrative agency, self-regulatory authority or commission or other federal, state or local governmental or self-regulatory authority or instrumentality.

"Property" or "Properties" shall include all real property owned or leased by the Bank, including, but not limited to other real estate owned ("OREO") and properties that the Bank has foreclosed on, as well as their respective premises and all improvements and fixtures thereon.

"Seller Group" means the affiliated group of corporations within the meaning of Code Section 1504(a) for federal income Tax purposes of which Seller is the common parent.

"Subsidiary," when used with reference to an entity, means any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

"Tax Return" means any return or report, declaration, claim for refund, tax certificate report, information return, or statement relating to Taxes, including any related schedules, attachments, or other supporting information, with respect to Taxes, and including any amendment thereto.

"Taxes" means (i) any federal, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, asset, import, capital gains, housing fund contribution quotas, retirement fund contribution quotas, water extraction duties, waste water discharge duties, employee profit sharing, value added, alternative or add-on minimum, estimated tax or other tax duty, charge, fee or other governmental charge of any kind whatsoever, including any interest, fines, penalty, inflation adjustment or other like assessment or addition thereto, whether disputed or not, (ii) any obligations under any agreements or arrangements with respect to Taxes described in clause (i) above, and (iii) any transferee liability in respect of Taxes described in clauses (i) and (ii) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

"Taxing Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

"Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

Section 14.12.

Specific Performance.  Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached.  Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 14.13.

Attorneys' Fees and Costs.  In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein, if awarded by a court of competent jurisdiction, mediator or arbitrator, as the applicable.

Section 14.14.

Rules of Construction.  Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders.  Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.  The word "or" is used in the inclusive sense.  All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement.  Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement.  Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

Section 14.15.

Binding Effect; Assignment.  All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns.  Nothing expressed or referred to herein is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other Person.  Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party.  Any assignment made or attempted in violation of this Section 14.15 shall be void and of no effect.

Section 14.16.

Public Disclosure.  The parties will cooperate in the preparation of a press release to be issued as of a date mutually acceptable to both parties.  Neither the Buyer nor the Seller will make, issue or release any other announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, the Buyer and the Seller will be permitted to make any public disclosures or governmental filings as legal counsel for each may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

Section 14.17.

Extension; Waiver.  At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein.  Such action shall be evidenced by a signed written notice given in the manner provided in Section 14.07 hereof.  No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 14.07 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

Section 14.18.

Amendments.  To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Buyer and the Seller at any time before or after adoption of this Agreement by the shareholders of the Seller but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that decreases the Purchase Price to be paid for the Seller Stock as set forth in Section 1.02.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

Section 14.19.

Resolution of Disputes.  In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof ("Dispute"), the Parties shall use their best efforts to resolve the Dispute in a manner satisfactory to all Parties through consultation and negotiation with each other in good faith.  If the Dispute cannot be resolved through direct negotiations within a period of thirty (30) days, the Parties agree to attempt to settle the Dispute in an amicable manner by mediation before resorting to arbitration.  Thereafter, any unresolved Dispute shall be resolved by arbitration.  Unless the Parties agree otherwise, any mediation or arbitration hereunder shall be conducted in accordance with the Commercial Mediation Rules or the Commercial Arbitration Rules, respectively, of the American Arbitration Association ("AAA"), as in effect at the time of the mediation or arbitration.  Unless the Parties agree otherwise, such mediation or arbitration shall also be conducted in Fort Worth, Texas, under the auspices of, and administered by, the AAA.  In the event of arbitration, the decision of the arbitrators shall be final, binding and non-appealable and may, in the discretion of the arbitrators, include a provision for costs and attorney's fees.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer, the Seller, and the Bank have caused this Agreement to be executed and effective as of the date first above written.

BUYER:

By:
Charles A. Rosebrough, III President

SELLER:

By:
Jerome I. Weiner Chairman and Chief Executive Officer

BANK:

By:
John H. Mackey President and Chief Executive Officer

 [Signature Page to Stock Purchase Agreement]

Exhibit A
Bank Release

SECOND AGREEMENT TO MODIFY

STOCK PURCHASE AGREEMENT

THIS SECOND AGREEMENT TO MODIFY STOCK PURCHASE AGREEMENT (this "Second Modification") is made and entered into as of the 15th day of April, 2008, by and between First Graham Delaware Corporation (the "Buyer") and Surety Capital Corporation (the "Seller") and joined in by Surety Bank (the "Bank").

WITNESSETH:

WHEREAS, on December 21, 2007, the Seller filed in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"), a petition seeking voluntary relief pursuant to Chapter 11 of the United States Bankruptcy Code, which case is currently pending under case no. 07-45637-11, and is styled In re: Surety Capital Corporation (the "Chapter 11 Case");

WHEREAS, the Buyer and the Seller are parties to that certain Stock Purchase Agreement dated February 8, 2008, joined in by the Bank, as supplemented by letter agreement dated March 11, 2008 with respect to the Bank's Mineral Interests (as so supplemented the "Original Agreement"), which provides that the Buyer will acquire all of the outstanding shares of common stock of the Bank from the Seller (the "Acquisition"), with the result that, following the Acquisition, the Bank will become a wholly-owned subsidiary of the Buyer;

WHEREAS, the Buyer and the Seller entered into that certain Agreement to Modify Stock Purchase Agreement dated March 28, 2008, joined in by the Bank (the "Modification"), modifying the terms of the Original Agreement to provide among other things, that the Acquisition would not be accounted for by the parties under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code");

WHEREAS, by motion filed with the Bankruptcy Court on April 1, 2008 (the "Motion"), the Seller requested approval for the Modification;

WHEREAS, on April 10, 2008, the Bankruptcy Court denied the Motion from the bench, without prejudice;

WHEREAS, the parties to the Original Agreement desire to rescind the Modification but also desire to modify the Original Agreement as provided for in this Second Modification;

NOW, THEREFORE, in consideration of the parties having entered into the Original Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.

Definitions.  Terms used herein and not otherwise defined shall have the meanings set forth in the Original Agreement.

2.

Termination and Rescission of the Modification.  The Buyer, the Seller and the Bank hereby agree and acknowledge that the Modification and any modifications or amendments to the Original Agreement contemplated thereby shall be terminated and rescinded effective as of the date of this Second Modification.

3.

Amendment to Section 1.02 of the Original Agreement.  Section 1.02 of the Original Agreement is hereby amended by striking subsections (a) and (b) in their entirety and inserting in lieu thereof:

"(a)

The purchase price for the Shares (the "Purchase Price") shall be an amount equal to the sum of (i) the Bank's "Shareholders' Equity" (as defined below), plus (ii) Three Million Dollars ($3,000,000.00), plus (iii) the reasonable costs and expenses, including without limitation attorneys' fees, accounting fees, court costs and filing fees, in an aggregate amount up to $30,000 incurred by the Seller and/or the Bank (such fees and expenses being referred to herein as the "Structure Modification Costs") as a result of (x) actions requested by the Buyer and taken by the Seller or the Bank prior to Closing including but not limited to actions to effect the Distribution (as defined in Section 7.12((j)(3)), and (y) any modification of the structure of the Acquisition made at the election of the Buyer pursuant to Section 1.04 hereof.

(b)

For purposes of this Agreement, "Shareholders' Equity" shall mean the amount of tangible equity capital of the Bank, calculated by the accounting firm of Lam Vinson & Company, determined on a basis consistent with generally accepted accounting principles ("GAAP").  Shareholders' Equity shall be determined as of the close of the last Business Day (as defined in Section 14.11) of the month immediately preceding the Closing Date (as defined herein) and after normal adjusting entries to close-out the month-end and to accrue for any legal or other professional fees and any payments due from the Bank to officers or directors of the Bank pursuant to stay-put, severance, deferred compensation or change in control agreements as a result of the Acquisition, provided that (i) the effect of the following amounts shall be excluded in computing Shareholder's Equity to the extent paid or accrued for between the date hereof and the Closing Date: (x) any expenses or costs of the Bank associated with obtaining the Tail Policy (as defined herein) and (y) any increase in the Bank's Texas franchise Taxes (as defined in Section 14.11), ad valorem and property Taxes incurred as a result of the Acquisition and (ii) the Bank's Shareholders' Equity shall be reduced on a dollar for dollar basis by an aggregate amount equal to the Distribution to the extent that it is paid by the Bank to the Seller between the close of the last Business Day of the month immediately preceding the Closing Date and the Closing.

(c)

Notwithstanding the foregoing, in the event that the Closing Date shall occur on or after April 30, 2008, to the extent that the Shareholders' Equity determined in accordance with this Section 1.02 shall be less than the Shareholders' Equity as of the close of the last Business Day of March 2008 determined in accordance with this Section 1.02, then the Shareholders' Equity shall equal the value determined as of the close of the last Business Day of March 2008.

4.

Amendment to Article XI of the Original Agreement.  Article XI of the Original Agreement is hereby amended by adding the following new Section 6.14 and new Section 6.15:

"Section 6.14.

The Distribution.  At the request of Buyer, the Seller shall use its reasonable best efforts to submit a request seeking approval from the Federal Reserve under the Written Agreement for the Distribution and, subject to receipt of necessary regulatory approvals on terms and conditions reasonably acceptable to the Seller, take all reasonable actions to cause the Bank to make the Distribution prior to Closing.

Section 6.15.

Delivery of a Statement of the Structure Modification Costs.  Prior to or at Closing, the Seller shall deliver to the Buyer a statement of the total Structure Modification Costs."

5.

Amendment to Section 7.12(j) of the Original Agreement.  Section 7.12(j) of the Original Agreement is hereby amended by adding the following new subsection (3):

"(3)  At the request of the Buyer and subject to the receipt of approval of the TDB, the FDIC and the Federal Reserve, the Bank may make a cash distribution to the Seller in the amount of $2 million prior to Closing (the "Distribution")."

6.

Amendment to Article XII of the Original Agreement.  Article XII of the Original Agreement is hereby amended by adding the following new Section 7.13:

"Section 7.13.  The Distribution.  At the request of Buyer, the Bank shall use its reasonable best efforts to submit a request seeking approval from the TDB and the FDIC under the Determination Letter for the Distribution and, subject to receipt of necessary regulatory approvals on terms and conditions reasonably acceptable to the Bank, make the Distribution to the Seller prior to Closing."

7.

Amendment to Section 14.11 of the Original Agreement.  The definition of "Material Adverse Change" contained in Section 14.11 of the Original Agreement is hereby amended by striking the original in its entirety and including in lieu thereof the following:

""Material Adverse Change" with respect to a Person means any material adverse change or changes in the financial condition or results of operations of such Person and its Subsidiaries (whether or not such changes would be required to be reflected in the financial statements of such Person and its Subsidiaries and whether or not such changes constitute a breach of any representation or warranty).  Notwithstanding the foregoing, a Material Adverse Change shall not be deemed to include the impact of, or any condition resulting from, (i) changes in banking and similar laws, regulations and rules of general applicability or the interpretation or application thereof by courts, regulatory agencies or other governmental authorities; (ii) changes in GAAP or regulatory accounting principles or requirements applicable to banks or their holding companies; (iii) actions or omissions of a party taken with the prior consent of, or at the request of, the other party, or disclosed in this Agreement or the disclosure schedules delivered in connection herewith; (iv) changes in economic conditions affecting commercial banks generally (including, without limitation, any changes in interest rates), except to the extent such changes disproportionately affect such Person; or (v) actions taken in good faith by the Seller or the Bank with respect to the Distribution."

8.

Additional Representation of the Buyer.  As of the date of this Second Modification, the Buyer represents and warrants to the Seller and the Bank that the Buyer has filed all necessary applications with the Bank Regulators seeking all required regulatory approvals of the Bank Regulators with respect to the Original Agreement.  The Buyer further represents and warrants to the Seller and the Bank that the amendments to the Original Agreement and the additional agreements, covenants and obligations provided for in this Second Modification, will not impede, delay or jeopardize receipt of any approval necessary to effect consummation of the transactions contemplated by the Original Agreement as hereby amended.  The Buyer has no reason to believe that the transactions contemplated by the Original Agreement as hereby amended will not receive necessary regulatory approval.

9.

Waiver by the Buyer of Breach with Respect to the Distribution and Election to Modify Structure.  The Buyer hereby acknowledges and agrees that (a) the good faith actions taken by the Seller and/or the Bank to seek necessary regulatory approval for the Distribution and the declaration and payment of the Distribution, and (b) the good faith actions taken by the Seller and/or the Bank prior to and through the Closing as a result of the Modification shall not be deemed to be a breach by either the Seller or the Bank of any representation, warranty or covenant made by either the Seller or the Bank in the Original Agreement as modified hereby.  The Buyer further acknowledges that such actions and the Distribution shall not be deemed to have a material adverse effect on the Seller or the Bank under the provisions of the Original Agreement as modified hereby.  The Buyer further acknowledges and agrees that completion of the Distribution is not a condition precedent to the parties' obligations at Closing and that the Buyer will cause the Bank to seek the prompt release of the Distribution to the Company following Closing as may be necessary.

10.

Effective Date.  The amendments to the Original Agreement set forth above and the provisions hereof shall be effective and binding on all parties as of the date of entry of an order by the Bankruptcy Court approving this Second Modification.

11.

Effect of Modification.  Except as expressly set forth herein, the Original Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto.

12.

Successors and Assigns.  This Second Modification shall be binding upon and inure to the benefit of successors and permitted assigns of the parties hereto.

13.

Section References.  Section titles and references used in this Second Modification shall be without substantive meaning or content of any kind whatsover and are not part of the agreements between the parties.

14.

Further Assurances.  The parties agree to take such futher action as reasonably necessary to evidence and implement the amendments set forth herein.

15.

Governing Law.  This Second Modification shall be governed by, and construed in accordance with, the laws of the State of Texas.

16.

Counterparts.  For the convenience of the parties hereto, this Second Modification may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Second Modification.  A telecopy or facsimile transmission of a signed counterpart of this Second Modification shall be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Modification as of the date and year set forth above.

BUYER:

By:
Name: Title:	Charles A. Rosebrough, III President

SELLER:

By:
Name: Title:	Jerome I. Weiner Chairman and Chief Executive Officer

BANK:

By:
Name: Title:	John H. Mackey President and Chief Executive Officer

[Signature Page to Second Modification to Stock Purchase Agreement]

Exhibit B
Seller Release

EXHIBIT B

FORM OF MUTUAL RELEASE

SCC AND DIRECTOR (OR OFFICER)

THIS MUTUAL RELEASE OF CLAIMS ("Release"), dated February 8, 2008, is by and between Surety Capital Corporation, a Delaware corporation and registered bank holding company (the "SCC"), and _________________ (the "Director").

WHEREAS, SCC is the sole shareholder and parent bank holding company of Surety Bank, a Texas state banking association located in Fort Worth, Texas (the "Bank");

WHEREAS, the Director is a duly elected or appointed director or officer of the Bank as of the date hereof; and

WHEREAS, SCC, the Bank, and First Graham Delaware Corporation, a Delaware corporation (the "Buyer"), are parties to that certain Stock Purchase Agreement dated as of February 8, 2008 (the "Agreement"), pursuant to which SCC will sell to the Buyer and the Buyer will purchase from SCC all of the outstanding shares of capital stock of the Bank (the "Acquisition"); and

WHEREAS, it is a condition to the obligations of SCC, the Bank and the Buyer to consummate the transactions contemplated by the Agreement that SCC and the Director execute and deliver this Release to confirm the absence of, and release, any claims by SCC against the Director, and by the Director against SCC, arising from any liabilities and obligations for claims existing prior to the effective time of the Acquisition (the "Effective Time");

NOW THEREFORE, for and in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SCC and the Director hereby agree as follows:

Section 1.

RELEASE BY SCC.  Effective at and as of the Effective Time, SCC, for itself and its successors and assigns, hereby irrevocably and unconditionally releases, waives and forever discharges the Director from any and all manners of action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, in law or in equity which SCC ever had, now has, or hereafter can, shall or may have against the Director with respect to any and all agreements and obligations incurred at or prior to the Effective Time, or in respect of any action, omission or event occurring or circumstances existing at or prior to the Effective Time; provided, however, that the Director shall not be released from (i) any action arising from intentional fraud, deceit, willful misconduct or gross negligence, and (ii) any action arising in connection with the transactions contemplated by the Agreement.

SCC hereby represents and warrants that it has no knowledge of any claims that SCC may have against the Director in [his/her] capacity as a director, officer, or employee of the Bank, except for any claims excepted from this Release in the proviso clause to Section 1 hereof.

Section 2.

RELEASE BY THE DIRECTOR.  Effective at and as of the Effective Time, the Director, on [his/her] own behalf and on behalf of [his/her] heirs, executors, administrators, agents, successors and assigns (collectively, the "Director Persons") hereby irrevocably and unconditionally releases, waives and forever discharges the Bank and its successors and their respective parents, subsidiaries, affiliates and other related entities, and all of their respective past, present and future officers, directors, shareholders, affiliates, agents and representatives, other than the Director and any Director Persons (each, a "SCC Released Party" and collectively, the "SCC Released Parties"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, in law or equity (each a "Claim" and collectively, the "Claims") relating to, arising out of or in connection with SCC, its businesses and/or assets, including any Claims arising out of or resulting from the Director's status, relationship, affiliation, rights, obligations and/or duties as a director, officer, or employee of the Bank, as the case may be, for all periods through the time immediately prior to the Effective Time; provided, however, that a SCC Released Party shall not be released from any of its obligations or liabilities to the undersigned Director or any action, omission or event arising in connection with the transactions contemplated by the Agreement.

The Director hereby represents and warrants that in [his/her] capacity as a director, officer, or employee of the Bank, as applicable, the Director has no knowledge of any Claims that the Director may have against the SCC Released Parties, except for any claims excepted from this Release in the proviso clause to Section 2 hereof.

Section 3.

AUTHORITY.  SCC hereby represents and warrants that it has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of SCC in the capacity in which executed.  SCC further represents and warrants that it has entered into this Release without reliance on any representations of any kind of character not set forth herein.  SCC enters into this Release after the opportunity to consult with its own legal counsel.

The Director hereby represents and warrants that he has full power and authority and legal capacity to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed.  The Director further represents and warrants that he has entered into this Release freely of his own accord and the Director enters into this Release after the opportunity to consult with his own legal counsel.

Section 4.

SUCCESSORS.  This Release shall be binding upon SCC and its predecessors, parents, subsidiaries, affiliates and other related parties and binding upon the Director and shall inure to the benefit of their respective heirs, devisees, administrators, executors, personal representatives, successors and assigns.

Section 5.

GOVERNING LAW.  This Release shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law.

Section 6.

ENTIRE AGREEMENT; AMENDMENT.  This Release represents the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and negotiations between the parties.  This Release shall not be amended, modified, or altered in any manner except in writing signed by the parties hereto.

Section 7.

SEVERABILITY; MODIFICATION.  If any provision of this Release is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Release has been executed without any such invalid provisions having been included.  Such invalid provision shall be reformed in a manner that is both (i) legal and enforceable, and (ii) most closely represents the parties' original intent.

Section 8.

COUNTERPARTS.  This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

Section 9.

TERMINATION OF AGREEMENT.  This Release is executed and delivered contemporaneously with the execution and delivery of the Agreement, but shall become effective at and as of the Effective Time.  If the Effective Time shall not occur, this Release shall not become effective but shall be void and of no force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first above written.

SURETY CAPITAL CORPORATION

By:

Name:

Title:

DIRECTOR

              [Name]

[Signature Page to Mutual Release]